Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is dated as of April 30, 2015 and effective as of July 9, 2015 (the “Effective Date”), by and between GROWLIFE, INC., a corporation incorporated under the laws of the State of Delaware (the “Company”), and TCA GLOBAL CREDIT MASTER FUND, LP, a limited partnership organized and existing under the laws of the Cayman Islands (the “Buyer”).

WHEREAS, Buyer desires to purchase from Company, and the Company desires to sell and issue to Buyer, upon the terms and subject to the conditions contained herein, up to Three Million and No/100 United States Dollars ($3,000,000) of senior secured convertible, redeemable debentures (in the form attached hereto as Exhibit A, the “Debenture(s)”), of which Seven Hundred Thousand and No/100 United States Dollars ($700,000) shall be purchased on the date hereof (the “First Closing”) for the total purchase price of Seven Hundred Thousand and No/100 United States Dollars ($700,000) (the “Purchase Price”), and up to Two Million Three Hundred Thousand and No/100 United States Dollars ($2,300,000) may be purchased in additional closings as set forth in Section 4.2 below (the “Additional Closings”) (each of the First Closing and the Additional Closings are sometimes hereinafter individually referred to as a “Closing” and collectively as the “Closings”), all subject to the terms and provisions hereinafter set forth;

WHEREAS, the Company, Evergreen Garden Centers LLC, a limited liability company organized and existing under the laws of the State of Delaware, Growlife Hydroponics, Inc., a corporation incorporated under the laws of the State of Delaware, and Rocky Mountain Hydroponics, a limited liability company organized and existing under the laws of the State of Colorado (together, jointly and severally, the “Guarantors), have each agreed to secure all of the Company’s Obligations to Buyer under the Debentures, this Agreement and all other Transaction Documents by granting to the Buyer an unconditional and continuing security interest in all of the assets and properties of the Company and the Guarantors, whether now existing or hereafter acquired, pursuant to those certain Security Agreements, each dated as of the date hereof (in the forms attached hereto as Exhibit B, the “Security Agreements”), subject to the terms and conditions of the Intercreditor Agreement (as defined herein);

WHEREAS, the Guarantors will receive a substantial benefit from the Buyer’s purchase of the Debenture and, as such, have agreed to guarantee all of the Obligations of the Buyer under the Debentures, this Agreement and all other Transactions Documents pursuant to those certain Guarantee Agreements, each dated as of the date hereof (in the form attached hereto as Exhibit C, the “Guarantee Agreements”); and

WHEREAS, as security for the payment and performance of any and all of the Company’s Obligations to Buyer under the Debentures, this Agreement and all other Transaction Agreements, the Company has agreed to execute those certain Pledge Agreements in favor of Buyer, whereby the Company shall pledge to the Buyer all of its right, title and interest in and to, and provide a first priority lien and security interest on, certain issued and outstanding shares of common stock or units of membership interests of the Guarantors, as applicable, each dated as of the date hereof (in the form attached hereto as Exhibit D, the “Pledge Agreements”).

NOW, THEREFORE, in consideration of the promises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

ARTICLE I

RECITALS, EXHIBITS, SCHEDULES

The foregoing recitals are true and correct and, together with the Schedules and Exhibits referred to hereafter, are hereby incorporated into this Agreement by this reference.

ARTICLE II

DEFINITIONS

For purposes of this Agreement, except as otherwise expressly provided or otherwise defined elsewhere in this Agreement, or unless the context otherwise requires, the capitalized terms in this Agreement shall have the meanings assigned to them in this Article as follows:

2.1                   “Affiliate” means, with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person at any time during the period for which the determination of affiliation is being made. For purposes of this definition, the term “control,” “controlling,” “controlled” and words of similar import, when used in this context, means, with respect to any Person, the possession, directly or indirectly, of the power to direct, or cause the direction of, management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

2.2                   “Assets” means all of the properties and assets of the Person in question, as the context may so require, whether real, personal or mixed, tangible or intangible, wherever located, whether now owned or hereafter acquired.

2.3                   “Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which federal banks are authorized or required to be closed for the conduct of commercial banking business.

2.4                   “Claims” means any Proceedings, Judgments, Obligations, threats, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses of any nature or kind.

2.5                   “Common Stock” means the common stock of the Company, par value $0.0001 per share.

2.6                   “Compliance Certificate” means that certain compliance certificate executed by an officer of the Company in the form attached hereto as Exhibit E.

2.7                   “Consent” means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person, which is necessary in order to take a specified action or actions, in a specified manner and/or to achieve a specific result.

2.8                   “Contract” means any written or oral contract, agreement, order or commitment of any nature whatsoever, including, any sales order, purchase order, lease, sublease, license agreement, services agreement, loan agreement, mortgage, security agreement, guarantee, management contract, employment agreement, consulting agreement, partnership agreement, shareholders agreement, buy-sell agreement, option, warrant, debenture, subscription, call or put.

2.9                   “Collateral” shall have the meaning given to it in the Security Agreements.

2.10                “Debenture(s)” shall have the meaning given to it in the preamble hereof.

2.11                “Effective Date” means the date so defined in the introductory paragraph of this Agreement.

2.12               “Encumbrance” means any lien, security interest, pledge, mortgage, easement, leasehold, assessment, tax, covenant, restriction, reservation, conditional sale, prior assignment, or any other encumbrance, claim, burden or charge of any nature whatsoever.

2.13                “Environmental Requirements” means all Laws and requirements relating to human, health, safety or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, or Hazardous Materials in the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or otherwise relating to the treatment, storage, disposal, transport or handling of any Hazardous Materials.

2.14                “GAAP” means generally accepted accounting principles, methods and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board, or of such other Person as may be approved by a significant segment of the U.S. accounting profession, in each case as of the date or period at issue, and as applied in the U.S. to U.S. companies.

2.15                “Governmental Authority” means any foreign, federal, state or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

2.16                “Guarantee Agreements” shall have the meaning given to it in the recitals hereof.

2.17                “Guarantors” shall have the meaning given to it in the recitals hereof.

2.18               “Hazardous Materials” means: (i) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants” or words of similar import, under any Law; and (iii) any other chemical, material, substance, or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental Authority.

2.19               “Intercreditor Agreement” shall mean the Intercreditor Agreement to be entered into by and among, the Company, the Guarantors, the Buyer and Logic Works, LLC, a limited liability company organized and existing under the laws of the State of Nevada, in the form attached hereto as Exhibit F.

2.20               “Irrevocable Transfer Agent Instructions” shall mean the Irrevocable Transfer Agent Instructions to be entered into by and among the Buyer, the Company and the Company’s transfer agent, in the form attached hereto as Exhibit G.

2.21               “Judgment” means any order, writ, injunction, fine, citation, award, decree, or any other judgment of any nature whatsoever of any Governmental Authority.

2.22                “Law” means any provision of any law, statute, ordinance, code, constitution, charter, treaty, rule or regulation of any Governmental Authority.

2.23           “Leases” means all leases for real or personal property.

2.24                “Material Adverse Effect” shall mean: (i) a material adverse change in, or a material adverse effect upon, the Assets, business, prospects, properties, financial condition or results of operations of the Company; (ii) a material impairment of the ability of the Company to perform any of its Obligations under any of the Transaction Documents; or (iii) a material adverse effect on: (A) any material portion of the “Collateral” (as such term is defined in the Security Agreements); (B) the legality, validity, binding effect or enforceability against the Company and the Guarantors of any of the Transaction Documents; (C) the perfection or priority of any Encumbrance granted to Buyer under any Transaction Documents; (D) the rights or remedies of the Buyer under any of the Transaction Documents; or (E) a material adverse effect or impairment on the Buyer’s ability to sell the Advisory Fee Shares or other shares of the Company’s Common Stock issuable to Buyer under any Transaction Documents without limitation or restriction. For purposes of determining whether any of the foregoing changes, effects, impairments, or other events have occurred, such determination shall be made by Buyer, in its sole, but reasonably exercised, discretion.

2.25                “Material Contract” shall mean any Contract to which the Company is a party or by which the Company or any of its Assets are bound and which: (i) must be disclosed to any Governmental Authority or any other laws, rules or regulations of any Governmental Authority; (ii) involves aggregate payments of Twenty-Five Thousand Dollars ($25,000) or more to or from the Company; (iii) involves delivery, purchase, licensing or provision, by or to the Company, of any goods, services, assets or other items having a value (or potential value) over the term of such Contract of Twenty-Five Thousand Dollars ($25,000) or more or is otherwise material to the conduct of the Company’s business as now conducted and as contemplated to be conducted in the future; (iii) involves a Company Lease; (iv) imposes any guaranty, surety or indemnification obligations on the Company; or (v) prohibits the Company from engaging in any business or competing anywhere in the world.

2.26                “Obligation” means, now existing or in the future, any debt, liability or obligation of any nature whatsoever (including any required performance of any covenants or agreements), whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, voluntary or involuntary, direct or indirect, absolute, fixed, contingent, ascertained, unascertained, known, unknown, whether or not jointly owed with others, whether or not from time to time decreased or extinguished and later decreased, created or incurred, or obligations existing or incurred under this Agreement, the Debentures or any other Transaction Documents, or any other agreement between the Company, the Guarantors and the Buyer, as such obligations may be amended, supplemented, converted, extended or modified from time to time.

2.27                 “Ordinary Course of Business” means the ordinary course of business of the Person in question, consistent with past custom and practice (including with respect to quantity, quality and frequency).

2.28                 “OTC Markets” means the OTC Markets Group, Inc.

2.29                “Permit” means any license, permit, approval, waiver, order, authorization, right or privilege of any nature whatsoever, granted, issued, approved or allowed by any Governmental Authority.

2.30               “Person” means any individual, sole proprietorship, joint venture, partnership, company, corporation, association, cooperation, trust, estate, Governmental Authority, or any other entity of any nature whatsoever.

2.31                 “Pledge Agreement” shall have the meaning given to it in the recitals hereof.

2.32                “Principal Trading Market” shall mean the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board, the OTC Markets, the so-called OTC Pink Sheets, the NYSE Euronext or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

2.33                “Proceeding” means any demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever.

2.34               “Real Property” means any real estate, land, building, structure, improvement, fixture or other real property of any nature whatsoever, including, but not limited to, fee and leasehold interests.

2.35               “Rule 144” shall mean Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto).

2.36               “SEC” shall mean the United States Securities and Exchange Commission.

2.37               “Securities” means, collectively, the Debentures, the Advisory Fee Shares (as defined herein), and any additional shares of Common Stock issuable in connection with a conversion of the Debentures, or the terms of this Agreement or any other Transaction Documents.

2.38               “Security Agreements” shall have the meaning given to it in the recitals hereof.

2.39               “Subordination Agreement(s)” shall mean the Subordination Agreements executed by each of the Subordinated Creditors, the Company and the Guarantors in favor of the Buyer, in the form attached hereto as Exhibit H.

2.40                “Subordinated Creditor(s)” shall mean Jordan Scott and Andrew Gentile, respectively.

2.41               “Tax” means (i) any foreign, federal, state or local income, profits, gross receipts, franchise, sales, use, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, accumulated earnings, personal holding company, unemployment compensation, social security, withholding taxes, payroll taxes, or any other tax of any nature whatsoever, (ii) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, rent, or any other fee or charge of any nature whatsoever, or (iii) any deficiency, interest or penalty imposed with respect to any of the foregoing.

2.42              “Tax Return” means any tax return, filing, declaration, information statement or other form or document required to be filed in connection with or with respect to any Tax.

2.43               “Transaction Documents” means this Agreement any and all documents or instruments executed or to be executed by the Company and/or the Guarantors in connection with this Agreement, including the Debentures, the Security Agreements, the Guarantee Agreements, the Use of Proceeds Confirmation, the Intercreditor Agreement, the Subordination Agreements, the Irrevocable Transfer Agent Instructions, the Pledge Agreements and the Validity Certificates, together with all modifications, amendments, extensions, future advances, renewals, and substitutions thereof.

2.44                “Use of Proceeds Confirmation” means that certain use of proceeds confirmation executed by an officer of the Company in the form attached hereto as Exhibit I.

2.45                “Validity Certificate(s)” shall mean those certain validity certificates executed by such officers and directors of the Company as the Buyer shall require, in the Buyer’s sole discretion, the form of which is attached hereto as Exhibit J.

ARTICLE III

INTERPRETATION

In this Agreement, unless the express context otherwise requires: (i) the words “herein,” “hereof” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) references to the words “Article” or “Section” refer to the respective Articles and Sections of this Agreement, and references to “Exhibit” or “Schedule” refer to the respective Exhibits and Schedules annexed hereto; (iii) references to a “party” mean a party to this Agreement and include references to such party’s permitted successors and permitted assigns; (iv) references to a “third party” mean a Person not a party to this Agreement; (v) references to the words “share” or “shareholder”, if in reference to the Company, shall refer to “units” or “unitholder” respectively and (v) the terms “dollars” and “$” means U.S. dollars; (vi) wherever the word “include,” “includes” or “including” is used in this Agreement, it will be deemed to be followed by the words “without limitation”.

ARTICLE IV

PURCHASE AND SALE OF DEBENTURES

4.1                   Purchase and Sale of Debentures. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, Buyer agrees to purchase, at each Closing, and Company agrees to sell and issue to Buyer, at each Closing, Debentures in the amount of the Purchase Price applicable to each Closing as more specifically set forth below.

4.2                  Closing Dates. The First Closing of the purchase and sale of the Debentures shall be for Seven Hundred Thousand and No/100 United States Dollars ($700,000), and shall take place on the Effective Date, subject to satisfaction of the conditions to the First Closing set forth in this Agreement (the “First Closing Date”). Additional Closings of the purchase and sale of the Debentures shall be at such times and for such amounts as determined in accordance with Section 4.4 below, subject to satisfaction of the conditions to the Additional Closings set forth in this Agreement (the “Additional Closing Dates”) (collectively referred to as the “Closing Dates”). The Closings shall occur on the respective Closing Dates through the use of overnight mails and subject to customary escrow instructions from Buyer and its counsel, or in such other manner as is mutually agreed to by the Company and the Buyer.

4.3                   Form of Payment. Subject to the satisfaction of the terms and conditions of this Agreement, on each Closing Date: (i) the Buyer shall deliver to the Company, to a

Company account designated by the Company, the aggregate proceeds for the Debentures to be issued and sold to Buyer at each such Closing, minus the fees to be paid directly from the proceeds of each such Closing as set forth in this Agreement, in the form of wire transfers of immediately available U.S. dollars; and (ii) the Company shall deliver to Buyer the Securities which Buyer is purchasing hereunder at each Closing, duly executed on behalf of the Company, together with any other documents required to be delivered pursuant to this Agreement.

4.4            Additional Closings. At any time after the First Closing but prior to the maturity date of any of the Debentures issued in the First Closing, the Company may request that Buyer purchase additional Debentures hereunder in Additional Closings by written notice to Buyer, and, subject to the conditions below, Buyer shall purchase such additional Debentures in such amounts and at such times as Buyer and the Company may mutually agree, so long as the following conditions have been satisfied, in Buyer’s sole and absolute discretion: (i) no default or “Event of Default” (as such term is defined in any of the Transaction Documents) shall have occurred or be continuing under this Agreement or any other Transaction Documents, and no event shall have occurred that, with the passage of time, the giving of notice, or both, would constitute a default or an Event of Default hereunder or thereunder; and (ii) any additional purchase of Debentures beyond the purchase of Debentures at the First Closing shall have been approved by Buyer, which approval may be given or withheld in Buyer’s sole and absolute discretion.

ARTICLE V

BUYER’S REPRESENTATIONS AND WARRANTIES

 Buyer represents and warrants to the Company, that:

5.1               Investment Purpose. Buyer is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

5.2               Accredited Buyer Status. Buyer is an “accredited investor” as that term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act of 1933.

5.3               Reliance on Exemptions. Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Securities.

5.4                 Information. Buyer and its advisors, if any, have been furnished with all materials they have requested relating to the business, finances and operations of the Company and information Buyer deemed material to making an informed investment decision regarding its purchase of the Securities. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries, nor any materials provided to Buyer, nor any other due diligence investigations conducted by Buyer or its advisors, if any, or its representatives, shall modify, amend or affect Buyer’s right to fully rely on the Company’s representations and warranties contained in Article VI below. Buyer understands that its investment in the Securities involves a high degree of risk. Buyer is in a position regarding the Company, which, based upon economic bargaining power, enabled and enables Buyer to obtain information from the Company in order to evaluate the merits and risks of this investment. Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

5.5                   No Governmental Review. Buyer understands that no United States federal or state Governmental Authority has passed on or made any recommendation or endorsement of the Securities, or the fairness or suitability of the investment in the Securities, nor have such Governmental Authorities passed upon or endorsed the merits of the offering of the Securities.

5.6                   Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Buyer and is a valid and binding agreement of Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   To induce the Buyer to purchase the Securities, the Company makes the following representations and warranties to Buyer, each of which shall be true and correct in all respects as of the date of the execution and delivery of this Agreement and as of the date of each Closing hereunder, and which shall survive the execution and delivery of this Agreement:

6.1                    Subsidiaries. A list of all of the Company’s Subsidiaries is set forth in Schedule 6.1 hereto. The Guarantors have no Subsidiaries.

6.2                   Organization. Except as set forth on Schedule 6.2 attached hereto, the Company is a corporation, duly incorporated, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated. The Company has the full power and authority and all necessary certificates, licenses, approvals and Permits to: (i) enter into and execute this Agreement and the Transaction Documents and to perform all of its Obligations hereunder and thereunder; and (ii) own and operate its Assets and properties and to conduct and carry on its business as and to the extent now conducted. The Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the ownership or use and operation of its

Assets or properties requires such qualification. The exact legal name of the Company is as set forth in the preamble to this Agreement, and the Company does not currently conduct, nor has the Company, during the last five (5) years conducted, business under any other name or trade name except for Catalyst Lighting Group, Inc. and Phototron Holdings, Inc.

6.3                  Authority and Approval of Agreement; Binding Effect. The execution and delivery by Company of this Agreement and the Transaction Documents, and the performance by Company of all of its Obligations hereunder and thereunder, including the issuance of the Securities, have been duly and validly authorized and approved by the Company and its board of managers pursuant to all applicable Laws and no other action or Consent on the part of Company, its board of managers, members or any other Person is necessary or required by the Company to execute this Agreement and the Transaction Documents, consummate the transactions contemplated herein and therein, perform all of Company’s Obligations hereunder and thereunder, or to issue the Securities. This Agreement and each of the Transaction Documents have been duly and validly executed by Company (and the officer executing this Agreement and all such other Transaction Documents is duly authorized to act and execute same on behalf of Company) and constitute the valid and legally binding agreements of Company, enforceable against Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

6.4                   Capitalization. The authorized capital stock of the Company consists of three billion (3,000,000,000) shares of Common Stock and three million (3,000,000) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), of which eight hundred seventy-nine million three hundred forty-three thousand seven hundred seventy-one (879,343,771) shares of Common Stock are issued and outstanding as of the date hereof, and zero (0) shares of Preferred Stock are issued and outstanding as of the date hereof. All of such outstanding shares have been validly issued and are fully paid and nonassessable, have been issued in compliance with all foreign, federal and state securities laws and none of such outstanding shares were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. As of the Effective Date, no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any Claims or Encumbrances suffered or permitted by the Company. The Common Stock is not currently quoted or listed on any stock exchange at this time but continues to trade on the “grey sheets” under the trading symbol “PHOT”. Except as disclosed in the “Public Documents” (as hereinafter defined) and on Schedule 6.4 attached hereto and except for the Securities to be issued pursuant to this Agreement, as of the date hereof: (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or Contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (ii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other Contracts or instruments evidencing indebtedness of the Company or any of its Subsidiaries, or by which the Company or any of its Subsidiaries is or may become bound; (iii) there are no outstanding registration statements with respect to the Company or any of its securities; (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to this Agreement); (v) there are no financing statements securing obligations filed in connection with the Company or any of its Assets; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein; and (vii) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no Contracts by which the Company is or may become bound to redeem a security of the Company. The Company has furnished to the Buyer true, complete and correct copies of: (I) the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof; and (II) the Company’s Bylaws, as in effect on the date hereof (together, the “Organizational Documents”). Except for the Organizational Documents or as disclosed in the Public Documents, there are no other shareholder agreements, voting agreements or other Contracts of any nature or kind that restrict, limit or in any manner impose Obligations on the governance of the Company.

6.5                  No Conflicts; Consents and Approvals. The execution, delivery and performance of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, including the issuance of any of the Securities, will not: (i) constitute a violation of or conflict with the Organizational Documents of the Company; (ii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, or gives to any other Person any rights of termination, amendment, acceleration or cancellation of, any provision of any Contract to which Company is a party or by which any of its Assets or properties may be bound; (iii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, any Judgment; (iv) constitute a violation of, or conflict with, any Law (including United States federal and state securities Laws); or (v) result in the loss or adverse modification of, or the imposition of any fine, penalty or other Encumbrance with respect to, any Permit granted or issued to, or otherwise held by or for the use of, Company or any of Company’s Assets. The Company is not in violation of its Organizational Documents and the Company is not in default or breach (and no event has occurred which with notice or lapse of time or both could put the Company in default or breach) under, and the Company has not taken any action or failed to take any action that would give to any other Person any rights of termination, amendment, acceleration or cancellation of, any Material Contract to which the Company is a party or by which any property or Assets of the Company are bound or affected except obligations for accounts payable, other than for money borrowed, incurred in the Company’s Ordinary Course of Business. The businesses of the Company are not being conducted, and shall not be conducted so long as Buyer owns any of the Securities, in violation of any Law. Except as specifically contemplated by this Agreement, the Company is not required to obtain any Consent of, from, or with any Governmental Authority, or any other Person, in order for it to execute, deliver or perform any of its Obligations under this Agreement or the Transaction Documents in accordance with the terms hereof or thereof, or to issue and sell the Securities in accordance with the terms hereof. All Consents which the Company is required to obtain pursuant to the immediately preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not aware of any facts or circumstances which might give rise to any of the foregoing.

6.6                   Issuance of Securities. The Securities are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and non-assessable, and free from all Encumbrances with respect to the issue thereof, and will be issued in compliance with all applicable United States federal and state securities Laws.

6.7                  Financial Statements. The Company has delivered to the Buyer the financial statements set forth on Schedule 6.7 attached hereto (collectively, together with any financial statements filed by the Company with the SEC, any Principal Trading Market, or any other Governmental Authority, if applicable, the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except: (i) as may be otherwise indicated in such Financial Statements or the notes thereto; or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly and accurately present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). To the best knowledge of the Company, no other information provided by or on behalf of the Company and its Subsidiaries to the Buyer, either as a disclosure schedule to this Agreement, or otherwise in connection with Buyer’s due diligence investigation of the Company and its Subsidiaries, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

6.8                  Public Documents. The Common Stock of the Company is registered pursuant to Section 12 of the Exchange Act and the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC, the OTC Markets, or any other Governmental Authority, as applicable (all of the foregoing filed within the two (2) years preceding the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “Public Documents”) except as set forth on Schedule 6.8 attached hereto. The Company is not current with its filing obligations with the SEC, the OTC Markets, or any other Governmental Authority, as applicable, but all Public Documents have been filed on a timely basis by the Company except as set forth on Schedule 6.8. The Company represents and warrants that true and complete copies of the Public Documents are available on the SEC website (www.sec.gov) at no charge to Buyer, and Buyer acknowledges that it may retrieve all Public Documents from such websites and Buyer’s access to such Public Documents through such website shall constitute delivery of the Public Documents to Buyer; provided, however, that if Buyer is unable to obtain any of such Public

Documents from such websites at no charge, as result of such websites not being available or any other reason beyond Buyer’s control, then upon request from Buyer, the Company shall deliver to Buyer true and complete copies of such Public Documents. None of the Public Documents, at the time they were filed with the SEC, the OTC Markets, or other Governmental Authority, as applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such Public Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof, which amendments or updates are also part of the Public Documents). As of their respective dates, the consolidated financial statements of the Company and its Subsidiaries included in the Public Documents complied in all material respects with applicable accounting requirements and any published rules and regulations of the SEC and OTC Markets with respect thereto.

6.9                   Absence of Certain Changes. Except as set forth on Schedule 6.9 attached hereto, since the date of the most recent of the Financial Statements, none of the following have occurred:

    (a)                    There has been no event or circumstance of any nature whatsoever that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; or

    (b)                   Any transaction, event, action, development, payment, or any other matter of any nature whatsoever entered into by the Company other than in the Company’s Ordinary Course of Business.

6.10               Absence of Litigation or Adverse Matters. Except as set forth on Schedule 6.10 attached hereto, no condition, circumstance, event, agreement, document, instrument, restriction, litigation or Proceeding (or threatened litigation or Proceeding or basis therefor) exists which: (i) could adversely affect the validity or priority of the Encumbrances granted to the Buyer under the Transaction Documents; (ii) could adversely affect the ability of the Company to perform its Obligations under the Transaction Documents; (iii) would constitute a default under any of the Transaction Documents; (iv) would constitute such a default with the giving of notice or lapse of time or both; or (v) would constitute or give rise to a Material Adverse Effect. In addition: (vi) there is no Proceeding before or by any Governmental Authority or any other Person, pending, or the best of Company’s knowledge, threatened or contemplated by, against or affecting the Company, its business or Assets; (vii) there is no outstanding Judgments against or affecting the Company, its business or Assets; (viii) the Company is not in breach or violation of any Contract; and (ix) the Company has not received any material complaint from any customer, supplier, vendor or employee.

6.11                Liabilities and Indebtedness of the Company. Except as set forth on Schedule 6.11 attached hereto, the Company does not have any Obligations of any nature whatsoever, except: (i) as disclosed in the Financial Statements; or (iii) Obligations incurred in the Ordinary Course of Business since the date of the most recent Financial Statements which do not or would not, individually or in the aggregate, exceed Ten Thousand Dollars ($10,000) or otherwise have a Material Adverse Effect.

6.12               Title to Assets. Except as set forth on Schedule 6.12 attached hereto, the Company has good and marketable title to, or a valid leasehold interest in, all of its Assets which are material to the business and operations of the Company as presently conducted, free and clear of all Encumbrances or restrictions on the transfer or use of same. Except as would not have a Material Adverse Effect, the Company’s Assets are in good operating condition and repair, ordinary wear and tear excepted, and are free of any latent or patent defects which might impair their usefulness, and are suitable for the purposes for which they are currently used and for the purposes for which they are proposed to be used.

6.13          Real Estate.

   (a)                   Real Property Ownership. Except for the Company Leases and as set forth on Schedule 6.13, the Company and the Guarantors do not own any Real Property.

   (b)                  Real Property Leases. Except for ordinary office Leases disclosed to the Buyer in writing prior to the date hereof (the “Company Leases”), the Company does not lease any other Real Property. With respect to each of the Company Leases: (i) the Company has been in peaceful possession of the property leased thereunder and neither the Company nor the landlord is in default thereunder; (ii) no waiver, indulgence or postponement of any of the Obligations thereunder has been granted by the Company or landlord thereunder; and (iii) there exists no event, occurrence, condition or act known to the Company which, upon notice or lapse of time or both, would be or could become a default thereunder or which could result in the termination of the Company Leases, or any of them, or have a Material Adverse Effect on the business of the Company, its Assets or its operations or financial results. The Company has not violated nor breached any provision of any such Company Leases, and all Obligations required to be performed by the Company under any of such Company Leases have been fully, timely and properly performed. The Company has delivered to the Buyer true, correct and complete copies of all Company Leases, including all modifications and amendments thereto, whether in writing or otherwise. The Company has not received any written or oral notice to the effect that any of the Company Leases will not be renewed at the termination of the term of such Company Leases, or that any of such Company Leases will be renewed only at higher rents.

6.14              Material Contracts. An accurate, current and complete copy of each of the Material Contracts has been furnished to Buyer, and each of the Material Contracts constitutes the entire agreement of the respective parties thereto relating to the subject matter thereof. There are no outstanding offers, bids, proposals or quotations made by Company which, if accepted, would create a Material Contract with Company. Each of the Material Contracts is in full force and effect and is a valid and binding Obligation of the parties thereto in accordance with the terms and conditions thereof. To the knowledge of the Company and its officers, all Obligations required to be performed under the terms of each of the Material Contracts by any party thereto have been fully performed by all parties thereto, and no party to any Material Contracts is in default with respect to any term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration or modification of any Obligation of any party thereto or the creation of any Encumbrance upon any of the Assets of the Company. Further, the Company has received no notice, nor does the Company have any knowledge, of any pending or contemplated termination of any of the Material Contracts and, no such termination is proposed or has been threatened, whether in writing or orally.

6.15                Compliance with Laws. To the knowledge of the Company and its officers, the Company is and at all times has been in full compliance with all Laws. The Company has not received any notice that it is in violation of, has violated, or is under investigation with respect to, or has been threatened to be charged with, any violation of any Law except as set forth on Schedule 6.15.

6.16                 Intellectual Property. The Company owns or possesses adequate and legally enforceable rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and all other intellectual property rights necessary to conduct its business as now conducted. The Company does not have any knowledge of any infringement by the Company of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other intellectual property rights of others, and, to the knowledge of the Company, there is no Claim being made or brought against, or to the Company’s knowledge, being threatened against, the Company regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other intellectual property infringement; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing.

6.17                 Labor and Employment Matters. The Company is not involved in any labor dispute or, to the knowledge of the Company, is any such dispute threatened. To the knowledge of the Company and its officers, none of the Company’s employees is a member of a union and the Company believes that its relations with its employees are good. To the knowledge of the Company and its officers, the Company has complied in all material respects with all Laws relating to employment matters, civil rights and equal employment opportunities.

6.18                Employee Benefit Plans. Except as disclosed to the Buyer in writing prior to the date hereof, the Company does not have and has not ever maintained, and has no Obligations with respect to any employee benefit plans or arrangements, including employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents of the Company participate (collectively, the “Employee Benefit Plans”). To the Company’s knowledge, all Employee Benefit Plans meet the minimum funding standards of Section 302 of ERISA, where applicable, and each such Employee Benefit Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 is qualified. No withdrawal liability has been incurred under any such Employee Benefit Plans and no “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), has occurred with respect to any such Employee Benefit Plans, unless approved by the appropriate Governmental Authority. To the Company’s knowledge, the Company has promptly paid and discharged all Obligations arising under ERISA of a character which if unpaid or unperformed might result in the imposition of an Encumbrance against any of its Assets or otherwise have a Material Adverse Effect.

6.19                Tax Matters. Except as set forth on Schedule 6.19, the Company and each Guarantor has made and timely filed all Tax Returns required by any jurisdiction to which it is subject, and each such Tax Return has been prepared in compliance with all applicable Laws, and all such Tax Returns are true and accurate in all respects. Except and only to the extent that the Company and each Guarantor has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported Taxes, the Company has timely paid all Taxes shown or determined to be due on such Tax Returns, except those being contested in good faith, and the Company has set aside on its books provision reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such Tax Returns apply. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has withheld and paid all Taxes to the appropriate Governmental Authority required to have been withheld and paid in connection with amounts paid or owing to any Person. There is no Proceeding or Claim for refund now in progress, pending or threatened against or with respect to the Company regarding Taxes. The disclosures set forth in this Section 6.19 are qualified in their entirety by reference to Schedule 6.19 attached hereto and incorporated herein by reference.

6.20                 Insurance. The Company is covered by valid, outstanding and enforceable policies of insurance which were issued to it by reputable insurers of recognized financial responsibility, covering its properties, Assets and businesses against losses and risks normally insured against by other corporations or entities in the same or similar lines of businesses as the Company is engaged and in coverage amounts which are prudent and typically and reasonably carried by such other corporations or entities (the “Insurance Policies”). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. The Company has complied with the provisions of such Insurance Policies. The Company has not been refused any insurance coverage sought or applied for and the Company does not have any reason to believe that it will not be able to renew its existing Insurance Policies as and when such Insurance Policies expire or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company.

6.21                 Permits. The Company possesses all Permits necessary to conduct its business, and the Company has not received any notice of, or is otherwise involved in any

Proceedings relating to, the revocation or modification of any such Permits. All such Permits are valid and in full force and effect and the Company is in full compliance with the respective requirements of all such Permits.

6.22                Bank Accounts; Business Location. Schedule 6.22 sets forth, with respect to each account of the Company with any bank, broker or other depository institution: (i) the name and account number of such account; (ii) the name and address of the institution where such account is held; (iii) the name of any Person(s) holding a power of attorney with respect to such account, if any; and (iv) the names of all authorized signatories and other Persons authorized to withdraw funds from each such account. The Company has no office or place of business other than as identified on Schedule 6.22 and the Company’s principal places of business and chief executive offices are indicated on Schedule 6.22. All books and records of the Company and other material Assets of the Company are held or located at the principal offices of the Company indicated on Schedule 6.22.

6.23               Environmental Laws. Except as are used in such amounts as are customary in the Company’s Ordinary Course of Business and in compliance with all applicable Environmental Laws, the Company represents and warrants to Buyer that: (i) the Company has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off any of the premises of the Company (whether or not owned by the Company) in any manner which at any time violates any Environmental Law or any Permit, certificate, approval or similar authorization thereunder; (ii) the operations of the Company comply in all material respects with all Environmental Laws and all Permits certificates, approvals and similar authorizations thereunder; (iii) there has been no investigation, Proceeding, complaint, order, directive, Claim, citation or notice by any Governmental Authority or any other Person, nor is any pending or, to the Company’s knowledge, threatened; and (iv) the Company does not have any liability, contingent or otherwise, in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material.

6.24                Illegal Payments. Neither the Company, nor any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of his actions for, or on behalf of, the Company: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

6.25               Related Party Transactions. Except for arm’s length transactions pursuant to which the Company makes payments in the Ordinary Course of Business upon terms no less favorable than the Company could obtain from third parties, none of the officers, directors or employees of the Company, nor any stockholders who own, legally or beneficially, five percent (5%) or more of the issued and outstanding shares of any class of the Company’s capital stock (each a “Material Shareholder”), is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any Contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any officer, director or such employee or Material Shareholder or, to the best knowledge of the Company, any other Person in which any officer, director, or any such employee or Material Shareholder has a substantial or material interest in or of which any officer, director or employee of the Company or Material Shareholder is an officer, director, trustee or partner. There are no Claims or disputes of any nature or kind between the Company and any officer, director or employee of the Company or any Material Shareholder, or between any of them, relating to the Company and its business.

6.26               Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to Assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for Assets is compared with the existing Assets at reasonable intervals and appropriate action is taken with respect to any differences. Notwithstanding the foregoing, in the Company’s Quarterly Report on Form 10-Q for the quarter-ended September 30, 2014, the Company concluded that its internal controls were not effective.

6.27               Acknowledgment Regarding Buyer’s Purchase of the Securities. The Company and each Guarantor acknowledges and agrees that Buyer is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company and each Guarantor further acknowledges that Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by Buyer or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to Buyer’s purchase of the Securities. The Company further represents to Buyer that the Company’s and each Guarantor’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company, each Guarantor and its representatives.

6.28                Seniority. No indebtedness or other equity or security of the Company and the Guarantors is senior to the Debentures in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, except only purchase money security interests (which are senior only as to underlying Assets covered thereby).

6.29                Brokerage Fees. There is no Person acting on behalf of the Company and the Guarantors who is entitled to or has any claim for any brokerage or finder’s fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

6.30                No General Solicitation. Neither the Company, nor any of its Affiliates, nor

any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or issuance of the Securities.

6.31                No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the Securities Act or cause this offering of such securities to be integrated with prior offerings by the Company for purposes of the Securities Act.

6.32                Private Placement. No registration under the Securities Act or the laws, rules or regulation of any other governmental authority is required for the issuance of the Securities.

6.33                Full Disclosure. All the representations and warranties made by Company and the Guarantors herein or in the Schedules hereto, and all of the financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials submitted to the Buyer in connection with or in furtherance of this Agreement or pertaining to the transaction contemplated herein, whether made or given by Company and the Guarantors, its agents or representatives, are complete and accurate, and do not omit any information required to make the statements and information provided, in light of the transaction contemplated herein and in light of the circumstances under which they were made, not misleading, accurate and meaningful.

ARTICLE VII

COVENANTS

7.1                  Negative Covenants.

   (a)                   Indebtedness. So long as Buyer owns, legally or beneficially, any of the Debentures, the Company shall not, either directly or indirectly, create, assume, incur or have outstanding any indebtedness for borrowed money of any nature or kind (including purchase money indebtedness), or become liable, whether as endorser, guarantor, surety or otherwise, for any Obligation of any other Person, except for: (i) the Debentures; (ii) Obligations disclosed in the financial statements provided to the Buyer as of the Effective Date; and (iii) Obligations for accounts payable, other than for money borrowed, incurred in the Company’s Ordinary Course of Business; provided that, any management or similar fees payable by the Company shall be fully subordinated in right of payment to the prior payment in full of the Debentures.

   (b)                   Encumbrances. So long as Buyer owns, legally or beneficially, any of the Debentures, the Company and the Guarantors shall not, either directly or indirectly, create, assume, incur or suffer or permit to exist any Encumbrance upon any Asset of the Company and the Guarantors, whether owned at the date hereof or hereafter acquired.

   (c)                    Investments. So long as Buyer owns, legally or beneficially, any of the Debentures, the Company shall not, either directly or indirectly, make or have outstanding any new investments (whether through purchase of stocks, obligations or otherwise) in, or loans or advances to, any other Person, or acquire all or any substantial part of the assets, business, stock or other evidence of beneficial ownership of any other Person, except following: (i) investments in direct obligations of the United States or any state in the United States; (ii) trade credit extended by the Company in the Company’s Ordinary Course of Business; (iii) investments existing on the Effective Date and set forth in the financial statements provided to the Buyer; and (iv) capital expenditures first approved by the Buyer in writing, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, in the event that the Company secures a new investment that provides for the full repayment of the Debentures in connection therewith, then the Company does not need consent of Buyer to such investment provided that full repayment of all Obligations is made.

   (d)                   Issuances. So long as Buyer owns, legally or beneficially, any of the Debentures, the Company shall not, either directly or indirectly, issue any equity, debt or convertible or derivative instruments or securities whatsoever, except upon obtaining Buyer’s prior written consent, which consent may be withheld in Buyer’s sole discretion. Notwithstanding the foregoing, the Company may issue Excluded Securities without Buyer’s consent. “Excluded Securities” means any shares of Common Stock or options to employees, officers, consultants or directors of the Company pursuant to an Approved Stock Plan duly adopted for such purpose, by the Board of Directors or the issuance of securities in strategic acquisitions provided said issuance does not result in a Change of Control (as hereinafter defined).

   (e)                   Transfer; Merger. So long as Buyer owns, legally or beneficially, any of the Debentures, the Company shall not, either directly or indirectly, permit or enter into any transaction involving a “Change of Control” (as hereinafter defined), or any other merger, consolidation, sale, transfer, license, Lease, Encumbrance or other disposition of all or substantially all of its properties or business or all or substantially all of its Assets, except for the sale, lease or licensing of property or Assets of the Company in the Company’s Ordinary Course of Business. For purposes of this Agreement, the term “Change of Control” shall mean any sale, conveyance, assignment or other transfer, directly or indirectly, of any ownership interest of the Company which results in any change in the identity of the individuals or entities previously having the power to direct, or cause the direction of, the management and policies of the Company, or the grant of a security interest in any ownership interest of any Person directly or indirectly controlling the Company, which could result in a change in the identity of the individuals or entities previously having the power to direct, or cause the direction of, the management and policies of the Company.

    (f)             Distributions; Restricted Payments; Change in Management. So long as Buyer owns, legally or beneficially, any of the Debentures, the Company shall not, either directly or indirectly: (i) purchase or redeem any shares of its capital stock; (ii) declare or pay any dividends or distributions, whether in cash or otherwise, or set aside any funds for any such purpose; (iii) make any distribution to its shareholders, make any distribution of its property or Assets or make any loans, advances or extensions of credit to, or investments in, any Person, including, without limitation, any Affiliates of the Company, or the Company’s officers, directors, employees or Material Shareholder; (iv) pay any outstanding indebtedness of the Company, except for indebtedness and other Obligations permitted hereunder; (v) increase the annual salary paid to any officers or directors of the Company as of the Effective Date, unless any such increase is part of a written employment contract with any such officers entered into prior to the Effective Date, a copy of which has been delivered to and approved by the Buyer; or (vi) add, replace, remove, or otherwise change any officers or other senior management positions of the Company from the officers and other senior management positions existing as of the Effective Date, unless first approved by Buyer in writing, which approval may be granted or withheld or conditioned by Buyer in its sole and absolute discretion. The Company shall not pay any brokerage or finder’s fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby

  (g)                   Use of Proceeds. The Company shall not use any portion of the proceeds of the Debentures, either directly or indirectly, for any of the following purposes: (i) to make any payment towards any indebtedness or other Obligations of the Company; (ii) to pay any Taxes of any nature or kind that may be due by the Company except as set forth in the Use of Proceeds Confirmation; or (iii) to pay any Obligations of any nature or kind due or owing to any officers, directors, employees, or Material Shareholders of the Company, other than salaries payable in the Company’s Ordinary Course of Business. The Company covenants and agrees to only use any portion of the proceeds of the purchase and sale of the Debentures for the purposes set forth in the Use of Proceeds Confirmation to be executed by the Company on the Effective Date, unless the Company obtains the prior written consent of the Buyer to use such proceeds for any other purpose, which consent may be granted or withheld or conditioned by Buyer in its sole and absolute discretion.

  (h)                 Business Activities; Change of Legal Status and Organizational Documents. The Company shall not: (i) engage in any line of business other than the businesses engaged in as of the Effective Date and business reasonably related thereto; (ii) change its name, organizational identification number (if applicable), its type of organization, its jurisdiction of organization or other legal structure; or (iii) permit its Certificate of Incorporation, Bylaws or other organizational documents to be amended or modified in any way which could reasonably be expected to have a Material Adverse Effect. Notwithstanding the foregoing, in connection with the pending settlement of certain class action lawsuits against the Company as set forth on Schedule 6.10 hereto, the Company has agreed to certain changes to the Company’s corporate governance policies and related changes to organizational documents. The parties acknowledge and agree that any changes arising out of or related to the settlement of the class action lawsuits are excluded from this section.

  (i)                    Transactions with Affiliates. The Company shall not enter into any transaction with any of its Affiliates, officers, directors, employees, Material Shareholders or other insiders, except in the Company’s Ordinary Course of Business and upon fair and reasonable terms that are no less favorable to the Company than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate of the Company.

   (j)              Bank Accounts. The Company shall not maintain any bank, deposit,

credit card payment processing accounts, or other accounts with any financial institution, or any other Person, other than the Company’s accounts listed in the attached Schedule 6.22. Specifically, the Company may not change, modify, close or otherwise affect any of the accounts listed in Schedule 6.22 without Buyer’s prior written approval, which approval may be withheld or conditioned in Buyer’s sole and absolute discretion.

7.2	Affirmative Covenants.

(a)                  Corporate Existence. The Company shall at all times preserve and maintain its: (i) existence and good standing in the jurisdiction of its organization; and (ii) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary, and shall at all times continue as a going concern in the business which the Company is presently conducting.

   (b)                  Tax Liabilities. The Company and the Guarantors shall at all times pay and discharge all Taxes upon, and all Claims (including claims for labor, materials and supplies) against the Company or any of its properties or Assets, before the same shall become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are being maintained or as otherwise provided in this Agreement.

   (c)                  Notice of Proceedings. The Company shall, promptly, but not more than five (5) days after knowledge thereof shall have come to the attention of any officer of the Company, give written notice to the Buyer of all threatened or pending Proceedings before any Governmental Authority or otherwise affecting the Company or any of its Assets.

  (d)                 Material Adverse Effect. The Company shall, promptly, but not more than five (5) days after knowledge thereof shall have come to the attention of any officer of the Company, give written notice to the Buyer of any event, circumstance, fact or other matter that could in any way have or be reasonably expected to have a Material Adverse Effect.

   (e)                  Notice of Default. The Company shall, promptly, but not more than five (5) days after the commencement thereof, give notice to the Buyer in writing of the occurrence of any “Event of Default” (as such term is defined in any of the Transaction Documents) or of any event which, with the lapse of time, the giving of notice or both, would constitute an Event of Default hereunder or under any other Transaction Documents.

   (f)             Maintain Property. The Company shall at all times maintain, preserve and keep all of its Assets in good repair, working order and condition, normal wear and tear excepted, and shall from time to time, as the Company deems appropriate in its reasonable judgment, make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained. The Company shall permit Buyer to examine and inspect such Assets at all reasonable times upon reasonable notice during business hours. During the continuance of any Event of Default hereunder or under any Transaction Documents, the Buyer shall, at the Company’s expense, have the right to make additional inspections without providing advance notice.

  (g)                  Maintain Insurance. The Company shall at all times insure and keep insured with insurance companies acceptable to Buyer, all insurable property owned by the Company which is of a character usually insured by companies similarly situated and operating like properties, against loss or damage from environmental, fire and such other hazards or risks as are customarily insured against by companies similarly situated and operating like properties; and shall similarly insure employers’, public and professional liability risks. Prior to the Effective Date, the Company shall deliver to the Buyer a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section. All such policies of insurance must be satisfactory to Buyer in relation to the amount and term of the Debentures and type and value of the Assets of the Company, shall identify Buyer as sole/lender’s loss payee and as an additional insured. In the event the Company fails to provide Buyer with evidence of the insurance coverage required by this Section or at any time hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay any premium in whole or in part relating thereto, then the Buyer, without waiving or releasing any obligation or default by the Company hereunder, may at any time (but shall be under no obligation to so act), obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto, which Buyer deems advisable. This insurance coverage: (i) may, but need not, protect the Company’s interest in such property; and (ii) may not pay any claim made by, or against, the Company in connection with such property. The Company may later request that the Buyer cancel any such insurance purchased by Buyer, but only after providing Buyer with evidence that the insurance coverage required by this Section is in force. The costs of such insurance obtained by Buyer, through and including the effective date such insurance coverage is canceled or expires, shall be payable on demand by the Company to Buyer, together with interest at the highest non-usurious rate permitted by law on such amounts until repaid and any other charges by Buyer in connection with the placement of such insurance. The costs of such insurance, which may be greater than the cost of insurance which the Company may be able to obtain on its own, together with interest thereon at the highest non-usurious rate permitted by Law and any other charges incurred by Buyer in connection with the placement of such insurance may be added to the total Obligations due and owing by the Company hereunder and under the Debentures to the extent not paid by the Company.

  (h)                   ERISA Liabilities; Employee Plans. The Company shall: (i) keep in full force and effect any and all Employee Plans which are presently in existence or may, from time to time, come into existence under ERISA, and not withdraw from any such Employee Plans, unless such withdrawal can be effected or such Employee Plans can be terminated without liability to the Company; (ii) make contributions to all of such Employee Plans in a timely manner and in a sufficient amount to comply with the standards of ERISA, including the minimum funding standards of ERISA; (iii) comply with all material requirements of ERISA which relate to such Employee Plans; (iv) notify Buyer immediately upon receipt by the Company of any notice concerning the imposition of any withdrawal liability or of the institution of any Proceeding or other action which may result in the termination of any such Employee Plans or the appointment of a trustee to administer such Employee Plans; (v) promptly advise Buyer of the occurrence of any “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), with respect to any such Employee Plans; and (vi) amend any Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 to the extent necessary to keep the Employee Plan qualified, and to cause the Employee Plan to be administered and operated in a manner that does not cause the Employee Plan to lose its qualified status.

  (i)                    Reporting Status; Listing. The Company shall, within ninety (90) days from the First Closing Date (the “Reporting Date”), provide to Buyer a complete set of audited financial statements of the Company and all of its Subsidiaries, in a form and content as required by the SEC for fully reporting companies. In addition, by the Reporting Date, the Company shall have filed any and all periodic reports with the SEC required under the Exchange Act to become current with the Buyer’s reporting requirements under the Exchange Act, and provide to Buyer evidence acceptable to the Buyer of compliance with the foregoing requirements. In addition, by the Reporting Date, the Company shall use its best efforts to obtain approval for the listing and quotation of the Common Stock on the OTC Bulletin Board, or another Principal Trading Market more senior and established than the OTC Pink Sheets and approved by Buyer, and to have such Common Stock trading in such Principal Trading Market. In that regard, the Company shall file all required applications, reports, statements and all other documents, and pay all required fees and costs, necessary or required in order for the Company to accomplish the foregoing requirements. Once the Company becomes a fully reporting company with the SEC, then so long Buyer owns, legally or beneficially, any of the Securities, the Company shall: (i) file in a timely manner all reports required to be filed under the Securities Act, the Exchange Act or any securities Laws and regulations thereof applicable to the Company of any state of the United States, or by the rules and regulations of the Principal Trading Market, and, to provide a copy thereof to the Buyer promptly after such filing; (ii) not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination; (iii) if required by the rules and regulations of the Principal Trading Market, promptly secure the listing of any shares of Common Stock issuable to Buyer under any of the Transaction Documents upon the Principal Trading Market (subject to official notice of issuance) and; (iv) upon obtaining approval for the listing and quotation of the Common Stock on the Principal Trading Market, take all reasonable action under its control to maintain the continued listing, quotation and trading of its Common Stock (including, without limitation, any shares of Common Stock issuable to Buyer under any of the Transaction Documents) on the Principal Trading Market, and the Company shall comply in all respects with the Company’s reporting, filing and other Obligations under the bylaws or rules of the Principal Trading Market, the Financial Industry Regulatory Authority, Inc. and such other Governmental Authorities, as applicable. The Company shall promptly provide to Buyer copies of any notices it receives from the SEC or any Principal Trading Market, to the extent any such notices could in any way have or be reasonably expected to have a Material Adverse Effect. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, in the event the Company fails to obtain approval for the listing and the quotation of the Common Stock on the OTC Bulletin, or another Principal Trading Market more senior and established than the OTC Pink Sheets and approved by Buyer, and to have such Common Stock trading in such Principal Trading Market by the six (6) month anniversary of the First Closing Date, then at any time thereafter, Buyer shall have the right, upon written notice to the Company, to require that the Company redeem all Advisory Fee Shares then in Buyer’s possession for cash equal to the Share Value, less any cash proceeds received by the Buyer from any previous sales of Advisory Fee Shares, if any, in accordance with the process described below in Section 7.5(iii).

  (j)                   Rule 144. With a view to making available to Buyer the benefits of Rule 144 under the Securities Act (“Rule 144”), or any similar rule or regulation of the SEC that may at any time permit Buyer to sell the Advisory Fee Shares or other shares of Common Stock issuable to Buyer under any Transaction Documents to the public without registration, the Company represents and warrants that: (i) in accordance with Section 7.2(i) above, the Company shall become fully reporting with the SEC by no later than the Reporting Date; (ii) once the Company becomes fully reporting company with the SEC, the Company will file all required reports under Section 13 or 15(d) of the Exchange Act, as applicable; and (iii) the Company is not an issuer defined as a “Shell Company” (as hereinafter defined); and (iv) if Company has, at any time, been an issuer defined as a “Shell Company,” Company has not been an issuer defined as a Shell Company for at least twelve (12) months prior to the First Closing Date. For the purposes hereof, the term “Shell Company” shall mean an issuer that meets the description defined under Rule 144. In addition, so long as Company owns, legally or beneficially, any of the Securities, Company shall, at its sole expense:

     (i)            Make, keep and ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144, is publicly available

     (ii)           furnish to the Buyer, promptly upon reasonable request: (A) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act; and (b) such other information as may be reasonably requested by Buyer to permit the Buyer to sell any of the shares of Common Stock acquired hereunder or under any other Transaction Documents pursuant to Rule 144 without limitation or restriction; and;

     (iii)              promptly at the request of Buyer, give the Company’s transfer agent (the “Transfer Agent”) instructions to the effect that, upon the Transfer Agent’s receipt from Buyer of a certificate (a “Rule 144 Certificate”) certifying that Buyer’s holding period (as determined in accordance with the provisions of Rule 144) for any portion of the shares of Common Stock issuable under any Transaction Document which Buyer proposes to sell (or any portion of such shares which Buyer is not presently selling, but for which Buyer desires to remove any restrictive legends applicable thereto) (the “Securities Being Sold”) is not less than six (6) months, and receipt by the Transfer Agent of the “Rule 144 Opinion” (as hereinafter defined) from the Company or its counsel (or from Buyer and its counsel as permitted below), the Transfer Agent is to effect the transfer (or issuance of a new certificate without restrictive legends, if applicable) of the Securities Being Sold and issue to Buyer or transferee(s) thereof one or more stock certificates representing the transferred (or re-issued) Securities Being Sold without any restrictive legend and without recording any restrictions on the transferability of such shares on the Transfer Agent’s books and records. In this regard, upon Buyer’s request, the Company shall have an affirmative obligation to cause its counsel to promptly issue to the Transfer Agent a legal opinion providing that, based on the Rule 144 Certificate, the Securities Being Sold may be sold pursuant to the provisions of Rule 144, even in the absence of an effective registration statement (the “Rule 144 Opinion”). If the Transfer Agent requires any additional documentation in connection with any proposed transfer (or re-issuance) by Buyer of any Securities Being Sold, the Company shall promptly deliver or cause to be delivered to the Transfer Agent or to any other Person, all such additional documentation as may be necessary to effectuate the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegended certificate to any such Buyer or any transferee thereof, all at the Company’s expense. Any and all fees, charges or expenses, including, without limitation, attorneys’ fees and costs, incurred by Buyer in connection with issuance of any such shares, or the removal of any restrictive legends thereon, or the transfer of any such shares to any assignee of Buyer, shall be paid by the Company, and if not paid by the Company, the Buyer may, but shall not be required to, pay any such fees, charges or expenses, and the amount thereof, together with interest thereon at the highest non-usurious rate permitted by law, from the date of outlay, until paid in full, shall be due and payable by the Company to Buyer immediately upon demand therefor, and all such amounts shall be additional Obligations of the company to Buyer secured under the Transaction Documents. In the event that the Company and/or its counsel refuses or fails for any reason to render the Rule 144 Opinion or any other documents, certificates or instructions required to effectuate the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegended certificate to any such Buyer or any transferee thereof, then: (A) to the extent the Securities Being Sold could be lawfully transferred (or re-issued) without restrictions under applicable laws, Company’s failure to promptly provide the Rule 144 Opinion or any other documents, certificates or instructions required to effectuate the transfer (or re-issuance)of the Securities Being Sold and the issuance of an unlegended certificate to any such Buyer or any transferee thereof shall be an immediate Event of Default under this Agreement and all other Transaction Documents; and (B) the Company hereby agrees and acknowledges that Buyer is hereby irrevocably and expressly authorized to have counsel to Buyer render any and all opinions and other certificates or instruments which may be required for purposes of effectuating the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegended certificate to any such Buyer or any transferee thereof, and the Company hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Company, transfer or re-issue any such Securities Being Sold as instructed by Buyer and its counsel.

   (k)                  Matters With Respect to Securities.

   (i)                   Issuance of Conversion Shares. The parties hereto acknowledge that pursuant to the terms of the Debentures, Buyer has the right, at its discretion following an Event of Default, to convert amounts due under the Debentures into Common Stock in accordance with the terms of the Debentures. In the event, for any reason, the Company fails to issue, or cause its Transfer Agent to issue, any portion of the Common Stock issuable upon conversion of the Debentures (the “Conversion Shares”) to Buyer in connection with the exercise by Buyer of any of its conversion rights under the

Debentures, then the parties hereto acknowledge that Buyer shall irrevocably be entitled to deliver to the Transfer Agent, on behalf of itself and the Company, a “Conversion Notice” (as defined in the Debentures) requesting the issuance of the Conversion Shares then issuable in accordance with the terms of the Debentures, and the Transfer Agent, provided they are the acting transfer agent for the Company at the time, shall, and the Company hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Company, issue the Conversion Shares applicable to the Conversion Notice then being exercised, and surrender to a nationally recognized overnight courier for delivery to Buyer at the address specified in the Conversion Notice, a certificate of the Common Stock of the Company, registered in the name of Buyer or its nominee, for the number of Conversion Shares to which Buyer shall be then entitled under the Debentures, as set forth in the Conversion Notice.

 (ii)                  Removal of Restrictive Legends. In the event that Buyer has any shares of the Company’s Common Stock bearing any restrictive legends, and Buyer, through its counsel or other representatives, submits to the Transfer Agent any such shares for the removal of the restrictive legends thereon, whether in connection with a sale of such shares pursuant to any exemption to the registration requirements under the Securities Act, or otherwise, and the Company and or its counsel refuses or fails for any reason to render an opinion of counsel or any other documents or certificates required for the removal of the restrictive legends, then the Company hereby agrees and acknowledges that Buyer is hereby irrevocably and expressly authorized to have counsel to Buyer render any and all opinions and other certificates or instruments which may be required for purposes of removing such restrictive legends, and the Company hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Company, issue any such shares without restrictive legends as instructed by Buyer, and surrender to a common carrier for overnight delivery to the address as specified by Buyer, certificates, registered in the name of Buyer or its designees or nominees, representing the shares of Common Stock to which Buyer is entitled, without any restrictive legends and otherwise freely transferable on the books and records of the Company.

 (iii)                Authorized Agent of the Company. The Company hereby irrevocably appoints the Buyer and its counsel and its representatives, each as the Company’s duly authorized agent and attorney-in-fact for the Company for the purposes of authorizing and instructing the Transfer Agent to process issuances, transfers and legend removals upon instructions from Buyer, or any counsel or representatives of Buyer, as specifically contemplated herein. The authorization and power of attorney granted hereby is coupled with an interest and is irrevocable so long as any obligations of the Company under Debentures remain outstanding, and so long as the Buyer owns or has the right to receive, any shares of the Company’s Common Stock hereunder or under any Transaction Documents. In this regard, the Company hereby confirms to the Transfer Agent and the Buyer that it can NOT and will NOT give instructions, including stop orders or otherwise, inconsistent with the terms of this Agreement with regard to the matters contemplated herein, and that the Buyer shall have the absolute right to provide a copy of this Agreement to the Transfer Agent as evidence of the Company’s irrevocable authority for Buyer and Transfer Agent to process issuances, transfers and legend removals upon instructions from Buyer, or any counsel or representatives of Buyer, as specifically contemplated herein, without any further instructions, orders or confirmations from the Company.

  (iv)                Injunction and Specific Performance. The Company specifically acknowledges and agrees that in the event of a breach or threatened breach by the Company of any provision of this Section 7.2(k), the Buyer will be irreparably damaged and that damages at law would be an inadequate remedy if this Agreement were not specifically enforced. Therefore, in the event of a breach or threatened breach of any provision of this Section 7.2(j) by the Company, the Buyer shall be entitled to obtain, in addition to all other rights or remedies Buyer may have, at law or in equity, an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions of this Section 7.2(k).

    (l)                Continued Due Diligence/Field Audits. The Company acknowledges that during the term of this Agreement, Buyer and its agents and representatives undertake ongoing and continuing due diligence reviews of the Company and its business and operations. Such ongoing due diligence reviews may include, and the Company does hereby agree to allow Buyer, to conduct site visits and field examinations of the office locations of the Company, and the Assets and records of each of them, upon reasonable notice to the Company, the results of which must be satisfactory to Buyer in Buyer’s sole and absolute discretion. In this regard, in order to cover Buyer’s expenses of the ongoing due diligence reviews and any site visits or field examinations which Buyer may undertake from time to time while this Agreement is in effect, the Company shall pay to Buyer, within five (5) Business Days after receipt of an invoice or demand therefor from Buyer, a fee of up to $4,000 per year (based on two (2) expected filed audits and ongoing due diligence of $2,000 per visit or audit) to cover such ongoing expenses, which due diligence expenses (including those set forth in Section 7.4(b)) shall not exceed $30,000. Failure to pay such fee as and when required shall be deemed an Event of Default under this Agreement and all other Transaction Documents. The foregoing notwithstanding, from and after the occurrence of an Event of Default or any event which with notice, lapse of time or both, would become an Event of Default, Buyer may conduct site visits, field examinations and other ongoing reviews of the Company’s records, Assets and operations at any time, in its sole discretion, without any limitations in terms of number of site visits or examinations and without being limited to the fee hereby contemplated, all at the sole expense of the Company.

7.3                   Reporting Requirements. The Company agrees as follows:

      (a)               Financial Statements. The Company shall at all times maintain a system of accounting capable of producing its individual and consolidated (if applicable) financial statements in compliance with GAAP (provided that monthly financial statements shall not be required to have footnote disclosure, are subject to normal year-end adjustments and need not be consolidated), and shall furnish to the Buyer or its authorized representatives such information regarding the business affairs, operations and financial condition of the Company as Buyer may from time to time request or require, including:

     (i)                  As soon as available, and in any event, within ninety (90) days after the close of each fiscal year, a copy of the annual audited financial statements of the Company, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended, in reasonable detail, prepared and reviewed by an independent certified public accountant reasonably acceptable to Buyer, containing an unqualified opinion of such accountant;

     (ii)                 as soon as available, and in any event, within sixty (60) days after the close of each fiscal quarter, a copy of the quarterly financial statements of the Company, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended, in reasonable detail, prepared and certified as accurate in all material respects by the CEO or CFO of the Company;

    (iii)                as soon as available, and in any event, within thirty (30) days following the end of each calendar month, a copy of the financial statements of the Company regarding such month, including balance sheet, statement of income and retained earnings, statement of cash flows for the month then ended, in reasonable detail, prepared and certified as accurate in all material respects by the CEO or CFO of the Company.

   No change with respect to the Company’s accounting principles shall be made by the Company without giving prior notification to Buyer. The Company represents and warrants to Buyer that the financial statements delivered to Buyer at or prior to the execution and delivery of this Agreement and to be delivered at all times thereafter accurately reflect and will accurately reflect the financial condition of the Company in all material respects. Buyer shall have the right at all times (and on reasonable notice so long as there then does not exist any Event of Default) during business hours to inspect the books and records of the Company and make extracts therefrom.

   (b)                 Additional Reporting Requirements. The Company shall provide the following reports and statements to Buyer as follows:

    (i)                   Income Projections; Variance. On the Effective Date, the Company shall provide to Buyer an income statement projection showing, in reasonable detail, the Company’s income statement projections for the twelve (12) calendar months following the Effective Date (the “Income Projections”). In addition, on the first (1st) day of every calendar month after the Effective Date, the Company shall provide to Buyer a report comparing the Income Projections to actual results. Any variance in the Income Projections to actual results that is more than ten percent (10%) (either above or below) will require the Company to submit to Buyer written explanations as to the nature and circumstances for the variance.

    (ii)                  Use of Proceeds; Variance. On the first (1st) day of every calendar month after the Effective Date, the Company shall provide to Buyer a report comparing the use of the proceeds from the sale of Debentures set forth in the Use of Proceeds Confirmation, with the actual use of such proceeds. Any variance in the actual use of such proceeds from the amounts set forth in the approved Use of Proceeds Confirmation will require the Company to submit to Buyer written explanations as to the nature and circumstances for the variance.

      (iii)               Bank Statements. The Company shall submit to Buyer true and correct copies of all bank statements received by the Company within five (5) days after the Company’s receipt thereof from its bank.

      (iv)               Interim Reports. Promptly upon receipt thereof, the Company shall provide to Buyer copies of interim and supplemental reports, if any, submitted to the Company by independent accountants in connection with any interim audit or review of the books of the Company.

      (v)                 Aged Accounts/Payables Schedules. The Company shall, on the first (1st) day of each and every calendar month, deliver to Buyer an aged schedule of the accounts receivable of the Company, listing the name and amount due from each Person and showing the aggregate amounts due from: (i) 0-30 days; (ii) 31-60 days; (iii) 61-90 days; (iv) 91-120 days; and (v) more than 120 days, and certified as accurate by the CEO or CFO of the Company. The Company shall, on the first (1st) day of each and every calendar month, deliver to Buyer an aged schedule of the accounts payable of the Company, listing the name and amount due to each creditor and showing the aggregate amounts due from: (v) 0-30 days; (w) 31-60 days; (x) 61-90 days; (y) 91-120 days; and (z) more than 120 days, and certified as accurate by the CEO or CFO of the Company.

    (c)                Failure to Provide Reports. So long as Buyer owns, legally or beneficially, any of the Securities, if the Company shall fail to timely provide any reports required to be provided by the Company and/or Guarantors to the Buyer under this Agreement or any other Transaction Document, in addition to all other rights and remedies that Buyer may have under this Agreement and the other Transaction Documents, Buyer shall have the right to require, at each instance of any such failure, upon written notice to the Company, that the Company redeem 2.5% of the aggregate amount of the Advisory Fee then outstanding, which cash redemption payment shall be due and payable by wire transfer of Dollars to an account designated by Buyer within five (5) Business Days from the date the Buyer delivers such redemption notice to the Company. The parties hereto acknowledge and agree that the first failure under this Section shall not constitute an Event of Default as set forth in the Debenture and incorporated by reference herein.

    (d)                Covenant Compliance. The Company shall, within thirty (30) days after the end of each calendar month, deliver to Buyer a Compliance Certificate, confirming compliance by the Company with the covenants therein, and certified as accurate by an officer of the Company.

7.4                  Fees and Expenses.

    (a)                Transaction Fees. The Company agrees to pay to Buyer a transaction advisory fee equal to four percent (4%) of the amount of the Debentures purchased by Buyer at the First Closing, which fee shall be due and payable on the Effective Date and withheld from the gross purchase price paid by Buyer for the Debentures. In the event of any Additional

Closings, the Company shall pay to Buyer a transaction advisory fee equal to two percent (2%) of the amount of the Debentures purchased by Buyer at any such Additional Closings, which fee shall be due and payable upon such Additional Closing and withheld from the gross purchase price paid by Buyer for the Debentures at such Additional Closing.

(b)                  Due Diligence Fees. The Company agrees to pay to the Buyer a due diligence fee equal to Fifteen Thousand and No/100 United States Dollars ($15,000.00), which shall be due and payable in full on the Effective Date, or any remaining portion thereof shall be due and payable on the Effective Date if a portion of such fee was paid upon the execution of any term sheet related to this Agreement. The Buyer reserves the right to require the Company to pay for reasonable additional due diligence expense involved during due diligence prior to the First Closing Date and due diligence expense incurred post-closing not to exceed Thirty Thousand and No/100 United States Dollars ($30,000.00).

(c)                   Document Review and Legal Fees. The Company agrees to pay to the Buyer or its counsel a document review and legal fee equal to Fifteen Thousand and No/100 United States Dollars ($15,000.00), which shall be due and payable in full on the Effective Date, or any remaining portion thereof shall be due and payable on the Effective Date if a portion of such fee was paid upon the execution of any term sheet related to this Agreement. The Company also agrees to be responsible for the prompt payment of all legal fees and expenses of the Company and its own counsel and other professionals incurred by the Company in connection with the negotiation and execution of this Agreement and the Transaction Documents. Notwithstanding anything to the contrary in this Agreement, the document review and legal fee shall not executed Thirty Thousand and No/100 United States Dollars ($30,000.00).

(d)                  Other Fees. The Company also agrees to pay to the Buyer (or any designee of the Buyer), upon demand, or to otherwise be responsible for the payment of, any and all other costs, fees and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Buyer and of any experts and agents, which the Buyer may incur or which may otherwise be due and payable in connection with: (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, subordination, waiver or other modification or termination of this Agreement or any other Transaction Documents; (ii) any documentary stamp taxes, intangibles taxes, recording fees, filing fees, or other similar taxes, fees or charges imposed by or due to any Governmental Authority in connection with this Agreement or any other Transaction Documents; (iii) the exercise or enforcement of any of the rights of the Buyer under this Agreement or the Transaction Documents; or (iv) the failure by the Company to perform or observe any of the provisions of this Agreement or any of the Transaction Documents. Included in the foregoing shall be the amount of all expenses paid or incurred by Buyer in consulting with counsel concerning any of its rights under this Agreement or any other Transaction Document or under applicable law. To the extent any such costs, fees, charges, taxes or expenses are incurred prior to the funding of proceeds from the Closing, same shall be paid directly from the proceeds of the Closing. All such costs and expenses, if not so immediately paid when due or upon demand thereof, shall bear interest from the date of outlay until paid, at the highest rate set forth in the Debenture, or if none is so stated, the highest rate allowed by law.

All of such costs and expenses shall be additional Obligations of the Company to Buyer secured under the Transaction Documents. The provisions of this Subsection shall survive the termination of this Agreement.

7.5               Advisory Fee.

(i)                   Share Issuance. In consideration of advisory services provided by Buyer to the Company prior to the Effective Date (the “Advisory Fee”), the Company shall pay to the Buyer a fee by issuing to Buyer that number of shares of the Company’s Common Stock equal to a dollar amount of Two Hundred Thousand and No/100 United States Dollars (US$200,000) (the “Share Value”). For purposes of determining the number of shares issuable to Buyer under this Section 7.5 (the “Advisory Fee Shares”), the Company’s Common Stock shall be valued at price equal to the lowest volume weighted average price for the Common Stock for the five (5) Business Days immediately prior to the Effective Date (the “Valuation Date”), as reported by Bloomberg (the “VWAP”). Buyer shall confirm to the Company in writing, the VWAP for the Common Stock as of the Valuation Date, and the corresponding number of Advisory Fee Shares issuable to Buyer based on such price. The Company shall instruct its transfer agent to issue certificates representing the Advisory Fee Shares issuable to the Buyer immediately upon the Company’s execution of this Agreement, and shall cause its transfer agent (the “Transfer Agent”) to deliver such certificates to Buyer within five (5) Business Days from the First Closing Date. In the event such certificates representing the Advisory Fee Shares issuable hereunder shall not be delivered to the Buyer within said five (5) Business Day period, same shall be an immediate default under this Agreement and the other Transaction Documents. The Advisory Fee Shares, when issued, shall be deemed to be validly issued, fully paid, and non-assessable shares of the Company’s Common Stock. The Advisory Fee Shares shall be deemed fully earned as of the First Closing Date, regardless of the amount or number of Debentures purchased hereunder.

(ii)                  Adjustments. It is the intention of the Company and Buyer that the Buyer shall generate net proceeds from the sale of the Advisory Fee Shares equal to the Share Value. The Buyer shall have the right to sell the Advisory Fee Shares on the “grey sheets” or otherwise, at any time in accordance with applicable securities laws. At any time the Buyer may elect, the Buyer may deliver to the Company a reconciliation statement showing the net proceeds actually received by the Buyer from the sale of the Advisory Fee Shares (the “Sale Reconciliation”). If, as of the date of the delivery by Buyer of the Sale Reconciliation, the Buyer has not realized net proceeds from the sale of such Advisory Fee Shares equal to at least the Share Value, as shown on the Sale Reconciliation, then the Company shall immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to the Buyer in an amount sufficient such that, when sold and the net proceeds thereof are added to the net proceeds from the sale of any of the previously issued and sold Advisory Fee Shares, the Buyer shall have received total net funds equal to the Share Value. If additional shares of Common Stock are issued pursuant to the immediately preceding sentence, and after the sale of such additional issued shares of Common Stock, the Buyer still has not received net proceeds equal to at least the Share Value, then the Company shall again be required to immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to the Buyer as contemplated above, and such additional issuances shall continue until the Buyer has received net proceeds from the sale of such Common Stock equal to the Share Value. In the event the Buyer receives net proceeds from the sale of Advisory Fee Shares equal to the Share Value, and the Buyer still has Advisory Fee Shares remaining to be sold, the Buyer shall return all such remaining Advisory Fee Shares to the Company. In the event additional Common Stock is required to be issued as outlined above, the Company shall instruct its Transfer Agent to issue certificates representing such additional shares of Common Stock to the Buyer immediately subsequent to the Buyer’s notification to the Company that additional shares of Common Stock are issuable hereunder, and the Company shall in any event cause its Transfer Agent to deliver such certificates to Buyer within three (3) Business Days following the date Buyer notifies the Company that additional shares of Common Stock are to be issued hereunder. In the event such certificates representing such additional shares of Common Stock issuable hereunder shall not be delivered to the Buyer within said five (5) Business Day period, same shall be an immediate default under this Agreement and the Transaction Documents. Notwithstanding anything contained in this Section 7.5 to the contrary, the Company shall have the right to redeem any Advisory Fee Shares then in the Buyer’s possession for an amount payable by the Company to Buyer in cash equal to the Share Value, less any net cash proceeds received by the Buyer from any previous sales of Advisory Fee Shares. Upon Buyer’s receipt of such cash payment in accordance with the immediately preceding sentence, the Buyer shall return any then remaining Advisory Fee Shares in its possession back to the Company and otherwise undertake any required actions reasonably requested by Company to have such then remaining Advisory Fee Shares returned to Company.

(iii)                 Mandatory Redemption. Notwithstanding anything contained in this Agreement to the contrary, in the event the Buyer has not realized net proceeds from the sale of Advisory Fee Shares equal to at least the Share Value by the earlier of an Event of Default or the twelve month anniversary of the First Closing Date, then at any time thereafter, the Buyer shall have the right, upon written notice to the Company, to require that the Company redeem all Advisory Fee Shares then in Buyer’s possession for cash equal to the Share Value, less any cash proceeds received by the Buyer from any previous sales of Advisory Fee Shares, if any. In the event such redemption notice is given by the Buyer, the Company shall redeem the then remaining Advisory Fee Shares in Buyer’s possession for an amount of Dollars equal to the Share Value, less any cash proceeds received by the Buyer from any previous sales of Advisory Fee Shares, if any, payable by wire transfer to an account designated by Buyer within five (5) Business Days from the date the Buyer delivers such redemption notice to the Company.

7.6              Share Reserve. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, three (3) times such number of shares of Common Stock as shall be necessary to effect the issuance of the Conversion Shares under this Agreement or any other Transaction Documents (collectively, the “Share Reserve”). The Company represents that it has sufficient authorized and unissued shares of Common Stock available to create the Share Reserve after considering all other commitments that may require the issuance of Common Stock. The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the full conversion of the Debentures that may be issuable hereunder. If upon receipt of a conversion notice from the Buyer, the Share Reserve is insufficient to effect the full conversion of the Debentures that may be issuable hereunder, the Company shall take all required measures to implement an increase of the Share Reserve accordingly. If the Company does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve, the Company shall cause its authorized and unissued shares to be increased within forty-five (45) days to an amount of shares equal to three (3) times the Conversion Shares.

7.7           Subsidiaries. Any Subsidiary which is formed or acquired or otherwise becomes a Subsidiary of the Company following the date hereof, within ten (10) Business Days of such event, shall become an additional party hereto and guarantor of the Company’s Obligation hereunder, and the Company shall take any and all actions necessary or advisable to cause said Subsidiary to execute a counterpart to this Agreement and any and all other documents which the Buyer shall require. “Subsidiary” shall mean, respectively, each and all such corporations, partnerships, limited partnerships, limited liability companies, limited liability partnerships or other entities of which or in which a Person owns, directly or indirectly, fifty percent (50%) or more of: (i) the combined voting power of all classes of stock/units having general voting power under ordinary circumstances to elect a majority of the board of directors of such entity if a corporation; (ii) the management authority and capital interest or profits interest of such entity, if a partnership, limited partnership, limited liability company, limited liability partnership, joint venture or similar entity; or (iii) the beneficial interest of such entity, if a trust, association or other unincorporated organization.

7.8                 Dissolution of Subsidiaries. The Company shall use its best efforts to, within forty-five (45) days of the First Closing Date, cause any Subsidiary which has not executed a counterpart to this Agreement as a Guarantor to be dissolved and shall provide evidence of same to the Buyer, which such evidence shall be satisfactory to Buyer in its sole and absolute discretion, provided, however, in the event any such Subsidiary is not dissolved within forty-five (45) days of the First Closing Date, such Subsidiary shall become an additional party hereto and a guarantor of the Company’s Obligation hereunder, and the Company shall take any and all actions necessary or advisable to cause said Subsidiary to execute a counterpart to this Agreement and any and all other documents which the Buyer shall require.

ARTICLE VIII

CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS TO SELL

   The obligation of the Company hereunder to issue and sell the Securities to the Buyer at the Closings is subject to the satisfaction, at or before the respective Closing Dates, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

8.1                  Buyer shall have executed the Transaction Documents and delivered them to the Company.

8.2                  The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Dates as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Dates.

8.3                The Company shall have received such certificates, confirmations, resolutions, acknowledgements or other documentation necessary or advisable from all applicable Governmental Authorities, including, but not limited to, those located in the State of Nevada, as the Company may require in order to evidence such Governmental Authorities’ approval of this Agreement, the Transaction Documents and the purchase of the Debentures contemplated hereby.

8.4                The Company shall have received aggregate proceeds for the Debentures to be issued and sold to Buyer at each such Closing, minus the fees to be paid directly from the proceeds of each such Closing as set forth in this Agreement, in the form of wire transfers of immediately available U.S. dollars.

ARTICLE IX

CONDITIONS PRECEDENT TO THE BUYER’S OBLIGATIONS TO PURCHASE

   The obligation of the Buyer hereunder to purchase the Debentures at the Closings is subject to the satisfaction, at or before each applicable Closing Date, of each of the following conditions (in addition to any other conditions precedent elsewhere in this Agreement), provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

9.1                First Closing. The obligation of the Buyer hereunder to purchase the Debentures at the First Closing is subject to the satisfaction, at or before the First Closing Date, of each of the following conditions (in addition to any other conditions precedent elsewhere in this Agreement), provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

  (a)                 The Company, each Guarantor and/or the President (as applicable) shall have executed and delivered the Transaction Documents applicable to the First Closing and delivered the same to the Buyer.

  (b)                   The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality in Article VI above, in which case, such representations and warranties shall be true and correct in all respects without further qualification) as of the date when made and as of the First Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company and each Guarantor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company and each Guarantor at or prior to the First Closing Date.

   (c)                  The Buyer shall have issued an irrevocable issuance instruction letter and board resolution, authorizing the issuance of the Advisory Fee Shares and irrevocably directing its Transfer Agent to issue and deliver the Advisory Fee Shares to Buyer or its designee.

   (d)                 The Buyer shall have received an opinion of counsel from counsel to the Company in a form satisfactory to the Buyer and its counsel.

   (e)                 The Buyer shall have received evidence in a form satisfactory to the Buyer that the Company has authorized the Buyer to publish such press releases with respect to this Agreement and the instant transaction, including, but not limited to, a copy of an email delivered to Marketwire.com by the Company whereby the Company authorizes the Buyer to use its name and, if applicable, stock symbol, in connection with current or future press releases.

   (f)                  The Company and each Guarantor shall have executed and delivered to Buyer a closing certificate, certified as true, complete and correct by an officer of the Company or Guarantor, in substance and form required by Buyer, which closing certificate shall include and attach as exhibits: (i) a true copy of a certificate of good standing evidencing the formation and good standing of the Company or Guarantor from the secretary of state (or comparable office) from the jurisdiction in which the Company is formed; (ii) the Company’s or Guarantor’s Organizational Documents; (iii) copies of the resolutions of the board of directors of the Company or Guarantor as adopted by the Company’s or Guarantor’s board of directors, in a form acceptable to Buyer; and (iv) resolution of the Guarantor’s shareholders, approving and authorizing the execution, delivery and performance of the Transaction Documents to which it is party and the transactions contemplated thereby, in a form acceptable to the Buyer.

   (g)            No event shall have occurred which could reasonably be expected to have a Material Adverse Effect.

   (h)            The Buyer shall have received copies of UCC search reports, issued by the Secretary of State of the state of incorporation or residency, as applicable, of the Company and each Guarantor, dated such a date as is reasonably acceptable to Buyer, listing all effective financing statements which name the Company and each Guarantor, under their present name and any previous names, as debtors, together with copies of such financing statements.

   (i)             The Company and each Guarantor shall have executed such other agreements, certificates, confirmations or resolutions as the Buyer may require to consummate the transactions contemplated by this Agreement and the Transaction Documents, including a closing statement and joint disbursement instructions as may be required by Buyer.

9.2                  Additional Closing. Provided the Buyer is to purchase additional Debentures in accordance with Section 4.4 at an Additional Closing, the obligation of the Buyer hereunder to accept and purchase the Debentures at any Additional Closing is subject to the satisfaction, at or before the Additional Closing Date, of each of the following conditions:

   (a)                 The Company and each Guarantor shall have executed the Transaction Documents applicable to the Additional Closing and delivered the same to the Buyer.

   (b)                  The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality in Article VI above, in which case, such representations and warranties shall be true and correct in all respects without further qualification) as of the date when made and as of the Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Additional Closing Date.

   (c)                  No event shall have occurred which could reasonably be expected to have a Material Adverse Effect.

   (d)                 No default or Event of Default shall have occurred and be continuing under this Agreement or any other Transaction Documents, and no event shall have occurred that, with the passage of time, the giving of notice, or both, would constitute a default or an Event of Default under this Agreement or any other Transaction Documents.

   (e)                  The Company and each Guarantor shall have executed such other agreements, certificates, confirmations or resolutions as the Buyer may require to consummate the transactions contemplated by this Agreement and the Transaction Documents, including a closing statement and joint disbursement instructions as may be required by Buyer.

ARTICLE X

INDEMNIFICATION

10.1          Company’s and the Guarantors’ Obligation to Indemnify. In consideration of the Buyer’s execution and delivery of this Agreement and acquiring the Securities hereunder, and in addition to all of the Company’s and the Guarantors’ other obligations under this Agreement, the Company and each Guarantor hereby agrees to defend and indemnify Buyer and its Affiliates and subsidiaries and their respective directors, officers, employees, agents and representatives, and the successors and assigns of each of them (collectively, the “Buyer Indemnified Parties”) and Company and each Guarantor does hereby agree to hold the Buyer Indemnified Parties forever harmless, from and against any and all Claims made, brought or asserted against the Buyer Indemnified Parties, or any one of them, and Company and each Guarantor hereby agrees to pay or reimburse the Buyer Indemnified Parties for any and all Claims payable by any of the Buyer Indemnified Parties to any Person, including reasonable attorneys’ and paralegals’ fees and expenses, court costs, settlement amounts, costs of investigation and interest thereon from the time such amounts are due at the highest non-usurious rate of interest permitted by applicable Law, through all negotiations, mediations, arbitrations, trial and appellate levels, as a result of, or arising out of, or relating to: (i) any misrepresentation or breach of any representation or warranty made by the Company and the Guarantors in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; (ii) any breach of any covenant, agreement or Obligation of the Company and the Guarantors contained in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; or (iii) any Claims brought or made against the Buyer Indemnified Parties, or any one of them, by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement, the Transaction Documents or any other instrument, document or agreement executed pursuant hereto or thereto, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Debentures, or the status of the Buyer or holder of any of the Securities, as a buyer and holder of such Securities in the Company. To the extent that the foregoing undertaking by the Company and the Guarantors may be unenforceable for any reason, the Company and the Guarantors shall make the maximum contribution to the payment and satisfaction of each of the Claims covered hereby, which is permissible under applicable Law.

ARTICLE XI

MISCELLANEOUS

11.1           Notices. All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the Company:	Growlife, Inc.
500 Union Street, Suite 810
Seattle, WA 98101
Attention: Marco Hegyi
E-Mail: mhegyi@growlifeinc.com

With a copy to:	Horwitz & Armstrong, LLP
(which shall not constitute notice)	26475 Rancho Parkway South
Lake Forest, CA 92630
Attention: John Armstrong, Esq.
E-Mail: jarmstrong@horwitzarmstrong.com

If to the Buyer:	TCA Global Credit Master Fund, LP
3960 Howard Hughes Parkway, Suite 500
Las Vegas, NV 89169
Attn: Mr. Robert Press
E-Mail: bpress@tcaglobalfund.com

With a copy to:	Lucosky Brookman LLP
(which shall not constitute notice)	101 Wood Avenue South, 5th Floor
Woodbridge, NJ 08830
Attn: Seth A. Brookman, Esq.
E-Mail: sbrookman@lucbro.com

unless the address is changed by the party by like notice given to the other parties. Notice shall be in writing and shall be deemed delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a business day. Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation from the receiving party) that the notice has been received by the other party.

11.2                Obligations Absolute. None of the following shall affect the Obligations of the Company and the Guarantors to Buyer under this Agreement, Buyer’s rights with respect to the Collateral or any other Transaction Documents:

     (a)                  acceptance or retention by Buyer of other property or any interest in property as security for the Obligations;

     (b)                 release by Buyer of all or any part of the Collateral or of any party liable with respect to the Obligations (other than Company and the Guarantors);

     (c)                  release, extension, renewal, modification or substitution by Buyer of the debentures or any other Transaction Documents; or

     (d)                  failure of Buyer to resort to any other security or to pursue the Company or any other obligor liable for any of the Obligations of the Company and the Guarantors hereunder before resorting to remedies against the Collateral.

11.3                Entire Agreement. This Agreement and the other Transaction Documents: (i) are valid, binding and enforceable against the Company, the Guarantors and Buyer in accordance with its provisions and no conditions exist as to their legal effectiveness; (ii) constitute the entire agreement between the parties; and (iii) are the final expression of the intentions of the Company, the Guarantors and Buyer. No promises, either expressed or implied, exist between the Company, the Guarantors and Buyer, unless contained herein or in the Transaction Documents. This Agreement and the Transaction Documents supersede all negotiations, representations, warranties, commitments, offers, contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof.

11.4               Amendments; Waivers. No amendment, modification, termination, discharge or waiver of any provision of this Agreement or of the Transaction Documents shall be effective without the written consent of the company or Buyer. No consent to any departure by the Company or the Guarantors therefrom, shall in any event be effective unless the same shall be in writing and signed by Buyer, and then such waiver or consent shall be effective only for the specific purpose for which given.

11.5                WAIVER OF JURY TRIAL. BUYER, THE COMPANY AND THE GUARANTORS, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY TRANSACTION DOCUMENT OR ANY OF THE OBLIGATIONS HEREUNDER, THE COLLATERAL, OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH BUYER AND THE COMPANY AND/OR THE GUARNATORS ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BUYER PURCHASING THE DEBENTURES.

11.6              MANDATORY FORUM SELECTION. TO INDUCE BUYER TO PURCHASE THE DEBENTURES, THE COMPANY AND GUARANTORS IRREVOCABLY AGREE THAT ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THIS AGREEMENT ANY OTHER TRANSACTION DOCUMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN BROWARD COUNTY, FLORIDA. THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH FLORIDA LAW. EACH CREDIT PARTY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID COUNTY, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE COMPANY AND GUARANTORS AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

11.7              Assignability. Buyer may at any time assign Buyer’s rights in this Agreement, the Debentures, any Transaction Document, or any part thereof and transfer Buyer’s rights in any or all of the Collateral, and Buyer thereafter shall be relieved from all liability with respect to such Collateral. In addition, Buyer may at any time sell one or more participations in the Debentures. The Company and the Guarantors may not sell or assign this Agreement, any Transaction Document or any other agreement with Buyer, or any portion thereof, either voluntarily or by operation of law, nor delegate any of its duties of obligations hereunder or thereunder, without the prior written consent of Buyer, which consent may be withheld or conditioned in Buyer’s sole and absolute discretion. This Agreement shall be binding upon Buyer, the Guarantors and the Company and their respective successors and permitted assigns. All references herein to a Company or the Guarantor shall be deemed to include any successors, whether immediate or remote.

11.8                Publicity. Buyer shall have the right to approve, before issuance, any press release or any other public statement with respect to the transactions contemplated hereby made by the Company; provided, however, that the Company shall be entitled, without the prior approval of Buyer, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations. Notwithstanding the foregoing, the Company shall use its best efforts to consult Buyer in connection with any such press release or other public disclosure prior to its release and Buyer shall be provided with a copy thereof upon release thereof. Buyer shall have the right to make any press release with respect to the transactions contemplated hereby without Company’s approval. In addition, with respect to any press release to be made by Buyer, the Company hereby authorizes and grants blanket permission to Buyer to include the Company’s stock symbol, if any, in any press releases. The Company shall, promptly upon request, execute any additional documents of authority or permission as may be requested by Buyer in connection with any such press releases.

11.9                Binding Effect. This Agreement shall become effective upon execution by the Company, the Guarantors and Buyer.

11.10            Governing Law. Except in the case of the Mandatory Forum Selection Clause in Section 11.6 above, which clause shall be governed and interpreted in accordance with Florida law, this Agreement and all other Transaction Documents shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Nevada, and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions of such State.

11.11            Enforceability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

11.11         Survival of Company’s and the Guarantors’ Representations. All covenants, agreements, representations and warranties made by the Company and the Guarantors herein shall, notwithstanding any investigation by Buyer, be deemed material and relied upon by Buyer and shall survive the making and execution of this Agreement and the Transaction Documents and the sale and purchase of the Debentures, and shall be deemed to be continuing representations and warranties until such time as the Company and the Guarantors have fulfilled all of its Obligations to Buyer hereunder and under all other Transaction Documents, and Buyer has been indefeasibly paid in full.

11.12            Time of Essence. Time is of the essence in making payments of all amounts due Buyer under this Agreement and the other Transaction Documents and in the performance and observance by the Company and the Guarantors of each covenant, agreement, provision and term of this Agreement and the other Transaction Documents. The parties agree that in the event that any date on which performance is to occur falls on a day other than a Business Day, then the time for such performance shall be extended until the next Business Day thereafter occurring.

11.13           Release. In consideration of the mutual promises and covenants made herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Company and the Guarantors hereby agree to fully, finally and forever release and forever discharge and covenant not to sue Buyer, and/or any other Buyer Indemnified Parties from any and all Claims, debts, fees, attorneys’ fees, liens, costs, expenses, damages, sums of money, accounts, bonds, bills, covenants, promises, judgments, charges, demands, causes of action, suits, Proceedings, liabilities, expenses, Obligations or Contracts of any kind whatsoever, whether in law or in equity, whether asserted or unasserted, whether known or unknown, fixed or contingent, under statute or otherwise, from the beginning of time through the Effective Date, including, without limiting the generality of the foregoing, any and all Claims relating to or arising out of any financing transactions, credit facilities, debentures, security agreements, and other agreements including each of the Transaction Documents, entered into by the Company and the Guarantors with Buyer and any and all Claims that the Company and the Guarantors do not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect their decision to enter into this Agreement or the related Transaction Documents.

11.15           Interpretation. If any provision in this Agreement requires judicial or similar interpretation, the judicial or other such body interpreting or construing such provision shall not apply the assumption that the terms hereof shall be more strictly construed against one party because of the rule that an instrument must be construed more strictly against the party which itself or through its agents prepared the same. The parties hereby agree that all parties and their agents have participated in the preparation hereof equally.

11.16           Compliance with Federal Law. The Company shall: (i) ensure that no Person who owns a controlling interest in or otherwise controls the Company is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury, included in any Executive Orders or any other similar lists from any Governmental Authority, foreign or national; (ii) not use or permit the use of the proceeds of the Debentures to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, or any other similar national or foreign governmental regulations; and (iii) comply with all applicable Lender Secrecy Act laws and regulations, as amended. As required by federal law and Buyer’s policies and practices, Buyer may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts or establishing or continuing to provide services.

11.17             Termination. Upon payment in full of all outstanding Debentures purchased hereunder, together with all other charges, fees and costs due and payable under this Agreement or under any of the Transaction Documents, the Company shall have the right to terminate this Agreement upon written notice to the Buyer, provided, however, that if such termination occurs within the ninety (90) days after the First Closing Date, then the Company shall pay to Buyer as liquidated damages and compensation for the costs of being prepared to make funds available hereunder, an amount equal to five percent (5%) of the amount of Debentures purchased hereunder. The parties agree that the amount payable to pursuant to this Section 11.17 is a reasonable calculation of Buyer’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early termination of this Agreement.

11.18           Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

11.19            Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf’ format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf’ signature page was an original thereof.

11.20             Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

11.21            Further Assurances. The Company and the Guarantors will execute and deliver such further instruments and do such further acts and things as may be reasonably required by Buyer to carry out the intent and purposes of this Agreement.

11.22            No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

COMPANY:

GROWLIFE, INC.

By:	/s/ Marco Hegyi
Name: Marco Hegyi
Title: President

STATE OF ________________	)
) SS.
COUNTY OF ______________	)

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that Marco Hegyi, the President of Growlife, Inc., a Delaware corporation, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this _____ day of ________________, 20____.

Notary Public

My Commission Expires:

BUYER:

TCA GLOBAL CREDIT MASTER FUND, LP

By:          TCA Global Credit Master Fund GP, Ltd.

Its:          General Partner

By:	/s/ Robert Press
Name: Robert Press
Title: Managing Director

CONSENT AND AGREEMENT

The undersigned, referred to in the foregoing securities purchase agreement as a guarantor, hereby consents and agrees to said securities purchase agreement and to the payment of the amounts contemplated therein, documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by it pursuant to or in connection with said securities purchase agreement to the same extent as if the undersigned were a party to said securities purchase agreement.

GUARANTOR:

EVERGREEN GARDEN CENTERS LLC

By:	/s/ Marco Hegyi
Name: Marco Hegyi
Title: Manager

STATE OF ________________	)
) SS.
COUNTY OF ______________	)

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that Marco Hegyi, the Manager of Evergreen Garden Centers LLC, a Delaware limited liability company, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this _____ day of ________________, 20____.

Notary Public

My Commission Expires:

CONSENT AND AGREEMENT

The undersigned, referred to in the foregoing securities purchase agreement as a guarantor, hereby consents and agrees to said securities purchase agreement and to the payment of the amounts contemplated therein, documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by it pursuant to or in connection with said securities purchase agreement to the same extent as if the undersigned were a party to said securities purchase agreement.

GUARANTOR:

GROWLIFE HYDROPONICS, INC.

By:	/s/ Marco Hegyi
Name: Marco Hegyi
Title: Chief Executive Officer

STATE OF ________________	)
) SS.
COUNTY OF ______________	)

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that Marco Hegyi, the Chief Executive Officer of Growlife Hydroponics, Inc., a Delaware corporation, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this _____ day of ________________, 20____.

Notary Public

My Commission Expires:

CONSENT AND AGREEMENT

The undersigned, referred to in the foregoing securities purchase agreement as a guarantor, hereby consents and agrees to said securities purchase agreement and to the payment of the amounts contemplated therein, documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by it pursuant to or in connection with said securities purchase agreement to the same extent as if the undersigned were a party to said securities purchase agreement.

GUARANTOR:

ROCKY MOUNTAIN HYDROPONICS

By:	/s/ Marco Hegyi
Name: Marco Hegyi
Title: Manager

STATE OF ________________	)
) SS.
COUNTY OF ______________	)

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that Marco Hegyi, the Manager of Rocky Mountain Hydroponics, a Colorado limited liability company, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this _____ day of ________________, 20____.

Notary Public

My Commission Expires:

EXHIBIT A

FORM OF DEBENTURE

[See Exhibit 10.2 attached hereto]

EXHIBIT B

FORM OF SECURITY AGREEMENT

[See Exhibit 10.3 attached hereto]

EXHIBIT C

FORM OF GUARANTY

[See Exhibit 10.4 attached hereto]

EXHIBIT D

FORM OF PLEDGE AGREEMENT

[See Exhibit 10.5 attached hereto]

EXHIBIT E

FORM OF VALIDITY CERTIFICATE

VALIDITY CERTIFICATE

This Validity Certification, dated July 9, 2015 (the “Validity Certificate”), is made by _______________ (the “Undersigned”), and for limited purposes GROWLIFE, INC., a corporation incorporated under the laws of the State of Delaware (the “Company”), for the benefit of TCA GLOBAL CREDIT MASTER FUND, LP, a limited partnership organized and existing under the laws of the Cayman Islands (the “Buyer”).

RECITALS

A.                     Pursuant to a Securities Purchase Agreement dated as of April 30, 2015 and effective as of July 9, 2015, by and between the Company and the Buyer (the “Purchase Agreement”), the Company has agreed to issue to the Buyer and the Buyer has agreed to purchase from Company certain senior secured, convertible, redeemable debentures (the “Debentures”), as more specifically set forth in the Purchase Agreement; and

B.                     The Undersigned is the ______ of the Company.

D.                     As a condition to entering into the Purchase Agreement and purchasing the Debentures from Company, Buyer has required the execution and delivery of this Validity Certificate by the Undersigned.

NOW THEREFORE, the Undersigned, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agrees as follows:

1.                      Definitions. Capitalized terms used in this Validity Certificate shall have the meanings given to them in the Purchase Agreement, unless otherwise defined herein.

2.                       Guaranty. The Undersigned does hereby absolutely and unconditionally, guarantee, represent, warrant and certify to the Buyer that, to the best of the Undersigned’s knowledge after due inquiry and investigation and except as disclosed and consented to by the Buyer in writing prior to the date hereof:

     (a)                   All reports, schedules, certificates, and other information at any time and from time to time delivered or otherwise reported to Buyer by Company, including, without limitation, all due diligence information, financial statements, tax returns, and all supporting information or documentation delivered in connection therewith, shall be bona fide, complete, correct, and accurate in all material respects and shall accurately and completely report all matters purported to be covered or reported thereby.

     (b)                  All representations and warranties made by the Company in the Debentures, the Purchase Agreement, and any other Transaction Documents, are complete, correct, and accurate in all material respects and do not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (c)                 All Collateral (as defined in the Security Agreement): (i) is and will be owned by Company and will be possessed by Company or its agent; (ii) will not be subject to any Encumbrance, except as otherwise permitted by Buyer or as set forth in the Transaction Documents; and (iii) will be maintained only at the locations designated in the Purchase Agreement or Security Agreement, unless Company obtains Buyer’s prior written consent.

3.                       Security Interest Guaranty. The Undersigned does hereby absolutely and unconditionally, personally guarantee, represent, warrant and certify to the Buyer that, upon the filing of a UCC-1 Financing Statement with the Secretary of State of the State of Incorporation of the Credit Parties, the Buyer shall receive a perfected first priority security interest in and to all of the Collateral which can be perfected by such a filing, subject to the Intercreditor Agreement.

4.                       Consideration for Certification. The Undersigned acknowledges and agrees with Buyer that, but for the execution and delivery of this Validity Certificate by the Undersigned, Buyer would not have entered into the Purchase Agreement or purchase the Debentures. The Undersigned acknowledges and agrees that the loans and other extensions of credit made to Company by Buyer under the Debentures and Purchase Agreement will result in significant benefits to the Undersigned. For the avoidance of doubt, personal liability shall be restricted to the provisions contained herein.

5.                       Indemnification. The Company hereby agrees and undertakes to indemnify, defend, and save Buyer free and harmless of and from any damage, loss, and expense (including, without limitation, reasonable attorneys’ fees and costs) which Buyer may sustain or incur, directly or indirectly, as a result of any breach, default or material inaccuracy of any of the representations, warranties, covenants, and agreements contained herein. Upon the occurrence of a material breach or default of any of the representations, warranties or covenants in Section 2 above, the Buyer may enforce this Validity Certificate independently of any other remedy or security Buyer at any time may have or hold under the Purchase Agreement or other Transaction Documents, and it shall not be necessary for Buyer to proceed upon or against and/or exhaust any security or remedy before proceeding to enforce this Validity Certificate.

6.                       Cumulative Remedies. Buyer’s rights and remedies hereunder are cumulative of all other rights and remedies which Buyer may now or hereafter have with respect to the Undersigned, Company, or any other Person.

7.                       Company’s Financial Condition. The Undersigned acknowledges that he has reviewed and is familiar with the Debentures, the Purchase Agreement and all other Transaction Documents and is familiar with the operations and financial condition of the Company, and agrees that Buyer shall not have any duty or obligation to communicate to the Undersigned any information regarding Company’s financial condition or affairs.

8.                       Assignability. This Validity Certificate shall be binding upon the

Undersigned and shall inure to the benefit of Buyer and its successors or assigns. Buyer may at any time assign Buyer’s rights in this Validity Certificate.

9.                       Continuing Obligation. This is a continuing validity certification and shall remain in full force and effect until such date as all amounts owing by Company to Buyer under the Debentures, the Purchase Agreement or any other Transaction Documents shall have been indefeasibly paid in full in cash and there shall be no further commitments to advance any funds by Buyer to the Company under the Purchase Agreement or any other Contract.

10.                    Further Assurances. The Undersigned agrees that he will cooperate with Buyer at all times in connection with any actions taken by Buyer pursuant to the Debentures, the Purchase Agreement or any other Transaction Documents, to monitor, administer, enforce, or collect upon Buyer’s rights and remedies thereunder. In the event Company should cease or discontinue operating as a going concern in the ordinary course of business, then for so long as any obligations under the Debentures, the Purchase Agreement or any other Transaction Documents remain outstanding, the Undersigned agrees that he shall assist Buyer in connection with any such action, as Buyer may request.

11.                   Choice Of Law and Venue Selection. The Undersigned irrevocably agrees that any dispute arising under, relating to, or in connection with, directly or indirectly, this Validity Certificate or related to any matter which is the subject of or incidental to this Validity Certificate (whether or not such claim is based upon breach of contract or tort) shall be subject to the exclusive jurisdiction and venue of the state and/or federal courts located in Broward County, Florida. This provision is intended to be a “mandatory” forum selection clause and governed by and interpreted consistent with Florida law. The Undersigned hereby consents to the exclusive jurisdiction and venue of any state or federal court having its situs in said county, and each waives any objection based on forum non conveniens. The Undersigned hereby waives personal service of any and all process and consent that all such service of process may be made by certified mail, return receipt requested, directed to a borrower, as applicable, as set forth herein in the manner provided by applicable statute, law, rule of court or otherwise. Except for the foregoing mandatory forum selection clause, all terms and provisions hereof and the rights and obligations of the Undersigned and Buyer hereunder shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without reference to conflict of laws principles.

12.                    WAIVER OF JURY TRIAL. THE UNDERSIGNED AND BUYER HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN THE UNDERSIGNED AND BUYER OR AMONG THE COMPANY, THE UNDERSIGNED, AND BUYER AND/OR BUYER’S AFFILIATES ARISING OUT OF OR IN ANY WAY RELATED TO THIS VALIDITY CERTIFICATE, ANY OTHER DOCUMENT OR ANY RELATIONSHIP AMONG BUYER, THE UNDERSIGNED, THE COMPANY, AND/OR ANY AFFILIATE OF BUYER THIS PROVISION IS A MATERIAL INDUCEMENT TO BUYER TO

PROVIDE THE FINANCING DESCRIBED IN THE PURCHASE AGREEMENT.

13.                   ADVICE OF COUNSEL. THE UNDERSIGNED ACKNOWLEDGES THAT HE HAS EITHER OBTAINED THE ADVICE OF COUNSEL OR HAS HAD THE OPPORTUNITY TO OBTAIN SUCH ADVICE IN CONNECTION WITH THE TERMS AND PROVISIONS OF THIS VALIDITY CERTIFICATE.

14.                    Electronic Signatures. Buyer is hereby authorized to rely upon and accept as an original this Validity Certificate which is sent to Buyer via facsimile, .pdf, or other electronic transmission.

[signature page follows]

The Undersigned has executed this Validity Certificate as of the date first above written.

STATE OF ________________	)
) SS.
COUNTY OF ______________	)

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that ____________, who is personally known to me to be the same person whose name is subscribed to the foregoing, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this _____ day of ________________, 20____.

Notary Public

My Commission Expires:

EXHIBIT F

FORM OF INTERCREDITOR AGREEMENT

[See Exhibit 10.6 attached hereto]

EXHIBIT G

FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTION LETTER

IRREVOCABLE TRANSFER AGENT INSTRUCTION AND

TRANSFER AGENT ACKNOWLEDGEMENT AND AGREEMENT

THIS IRREVOCABLE TRANSFER AGENT INSTRUCTION AND TRANSFER AGENT ACKNOWLEDGEMENT AND AGREEMENT (as amended, restated and modified from time to time, the “Agreement”) is made and entered into as of July 9, 2015, by and among GROWLIFE, INC., a corporation incorporated under the laws of the State of Delaware (the “Company”), ISSUER DIRECT CORPORATION (the “Transfer Agent”), and TCA GLOBAL CREDIT MASTER FUND, LP, a limited partnership organized and existing under the laws of the Cayman Islands (the “Lender” or “TCA”).

W I T N E S S E T H:

WHEREAS, the Company has entered into that certain Securities Purchase Agreement, effective as of the date hereof (the “Purchase Agreement”), by and between the Company and the Lender, pursuant to which the Company shall issue to the Lender at the election of the Lender in its sole discretion, certain shares of the Company’s common stock (the “Common Stock”), in accordance with the terms and conditions of the Purchase Agreement and the Debenture (as defined in the Purchase Agreement).

WHEREAS, (i) the Company has agreed to issue, on the date hereof, certain shares of the Company’s Common Stock in the amount of 10,000,000 shares (the “Advisory Fee Shares”) and (ii) the Company has agreed to issue, in the future, certain shares of the Company’s Common Stock to Lender pursuant to the terms and conditions contained in the Purchase Agreement and the Debenture (collectively, the Common Stock to be issued presently or in the future, the “Shares”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                    Recitals. The recitations set forth in the preamble of this Agreement are true and correct and incorporated herein by this reference.

2.                     Common Stock Issued Under the Purchase Agreement.

Issuance of Shares. In the event, for any reason, (i) the Company fails to deliver any portion of the Shares to Lender when such Shares are to be issued and delivered to Lender in accordance with the Purchase Agreement or (ii) otherwise fails to act to permit the Transfer Agent to remove the restrictive legend from the certificate evidencing the Shares when such shares are available to be issued without restriction pursuant to applicable law, then the parties hereto acknowledge that the Lender shall irrevocably be entitled to deliver to the Transfer Agent, on behalf of the Company, a notice requesting the issuance of the Shares then issuable and/or removal of the restrictive legend in accordance with the terms of the Purchase Agreement (the “Notice”).  Upon the Transfer Agent’s receipt of a Notice from the Lender, the Transfer Agent, provided they are the acting transfer agent for the Company at the time, shall, without any further confirmation or instructions from the Company, and within three (3) business days from Transfer Agent’s receipt of the Notice, issue and surrender to a nationally recognized overnight courier for delivery to Lender at the address specified in the Notice, a certificate of the Common Stock of the Company, in the name of the Lender, for the number of Shares to which the Lender shall be then entitled under the Purchase Agreement, as set forth in the Notice.

Removal of Restrictive Legends. In the event that the Lender, through its counsel or other representatives, submits to the Transfer Agent any Shares for the removal of the restrictive legends thereon, whether in connection with a sale of such shares pursuant to any exemption to the registration requirements under the Securities Act, or otherwise, and the Company and or its counsel refuses or fails for any reason to render an opinion of counsel required for the removal of the restrictive legends, then the Company hereby agrees and acknowledges that the Lender is hereby irrevocably and expressly authorized to have counsel to the Lender render any and all opinions which may be required for purposes of removing such restrictive legends, and in the event the Lender submits an opinion of counsel from its own counsel as hereby contemplated, the Transfer Agent hereby acknowledges and agrees that it will rely on and accept such opinion of counsel and all documentation submitted in connection therewith, and without any confirmation or instructions from the Company, issue such Shares without restrictive legends as instructed by the Lender and within three (3) business days of receipt of the required request and opinions from the Lender, its agent or counsel, issue and surrender to a common carrier for overnight delivery to the address as specified by the Lender, certificates, registered in the name of the Lender or its designees, representing the Shares to which the Lender is entitled, without any restrictive legends and otherwise freely transferable on the books and records of the Company.

Authorized Agent of the Company. The Company hereby irrevocably appoints the Lender and its counsel and its representatives, each as the Company’s duly authorized agent and attorney-in-fact for the Company for the purposes of authorizing and instructing the Transfer Agent to process issuances and transfers upon instructions from Lender, or any counsel or representatives of Lender, as specifically contemplated herein. The authorization and power of attorney granted hereby is coupled with an interest and is irrevocable so long as any obligations of the Company under the Purchase Agreement remain outstanding, and so long as the Lender owns or has the right to receive, any Shares thereunder. In this regard, the Transfer Agent agrees as follows:

The Transfer Agent shall accept and rely exclusively on any Notice submitted by the Lender and shall not seek confirmation and/or instructions from the Company to process any Notice, or any other instruction or order from the Lender that, pursuant to the terms hereof, does not require confirmation or instruction from the Company.

The Transfer Agent shall accept and rely exclusively on the opinions of counsel and other documentation submitted by the Lender for the removal of any restrictive legends as contemplated by this Agreement, and Transfer Agent shall not seek confirmation and/or instructions from the Company to process such submissions by the Lender.

The Transfer Agent shall have no liability to the Company hereunder for relying or acting on instructions from the Lender as hereby contemplated.  Any Notice or other instruction or request made by Lender hereunder, for removal of restrictive legends or otherwise, together with any supporting documentation delivered hereunder, shall constitute an irrevocable instruction to the Transfer Agent to process such notice or instruction in accordance with the terms thereof, and the Company hereby indemnifies and holds the Transfer Agent forever harmless of and from any action taken by the Transfer Agent in reliance upon instructions of the Lender as hereby provided.  Any notices, instructions, opinions or other documents required hereunder may be transmitted by the Lender to the Transfer Agent by facsimile, e-mail or any other commercially reasonable method.

The Company hereby confirms to the Transfer Agent and the Lender that it can NOT and will NOT give instructions, including stop orders or otherwise, inconsistent with the terms of this Agreement with regard to the matters contemplated herein, and Transfer Agent agrees and acknowledges that, even if the Company gives any such inconsistent instructions or orders, Transfer Agent shall disregard such instructions or orders and will not abide by any such instructions or orders, and Transfer Agent will act in accordance with the Lender’s instructions as hereby contemplated and permitted once the Company, as a client of the Transfer Agent, has executed this Agreement.

The Company shall not be entitled to, nor will the Transfer Agent grant a suspension or delay in undertaking of its obligations hereunder for any time period in order for the Company to review any matters contemplated herein with its counsel, to obtain a court order or its equivalent in order to prevent the Transfer Agent from acting hereunder, or to otherwise allow the Company, through any tactic, maneuver, or strategy, to impair, hinder, delay or prevent Transfer Agent from acting in accordance with the Lender’s instructions as hereby contemplated and permitted within the time periods herein provided once the Company has executed this Agreement.

The Company and the Transfer Agent hereby acknowledge and confirm that Transfer Agent’s compliance with the terms of this Agreement does not and will not in any way prohibit the Transfer Agent from satisfying any and all responsibilities and duties it may owe to the Company.

The Transfer Agent, within one (1) business day after request of the Lender, and without instruction or confirmation by the Company, will provide to the Lender the total number of authorized shares of the Company’s Common Stock as well as the current outstanding shares of the Company’s Common Stock as of the date of the request.

Replacement of Transfer Agent. The Company hereby agrees that it shall not replace the Transfer Agent as the Company’s transfer agent without the prior written consent of the Lender. The Company agrees that, in the event the Transfer Agent resigns as the Company’s transfer agent, the Company will engage a suitable replacement transfer agent that has agreed to serve as transfer agent and to be bound by the terms and conditions of this Agreement within ten (10) business days of the resignation of the Transfer Agent.  The Company’s obligation to obtain a suitable replacement transfer agent shall not affect the current Transfer Agent’s ability to resign.

Miscellaneous.

Material Inducement. The Company acknowledges that the Lender is relying on the representations and covenants made by the Company and the Transfer Agent hereunder and such representations and covenants are a material inducement to the Lender entering into the Purchase Agreement.  The Company further acknowledges that without such representations and covenants of the Company and Transfer Agent made hereunder, the Lender would not enter into the Purchase Agreement.

Injunction and Specific Performance. The Company and Transfer Agent each specifically acknowledges and agrees that in the event of a breach or threatened breach by either the Company or the Transfer Agent of any provision hereof, the Lender will be irreparably damaged and that damages at law would be an inadequate remedy if this Agreement were not specifically enforced.  Therefore, in the event of a breach or threatened breach of any provision of this Agreement by the Company or the Transfer Agent, including, without limitation, the attempted termination of the agency relationship created by this instrument, the Lender shall be entitled to obtain, in addition to all other rights or remedies Lender may have, at law or in equity, an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions of this Agreement.

Notices. All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the Grantor:	500 Union Street
Suite 810
Seattle, WA 98101
Attention: Marco Hegyi
Facsimile: mhegyi@growlifeinc.com

With a copy to:	Horwitz + Armstrong, LLP
(which shall not constitute notice)	26475 Rancho Parkway South
Lake Forest, CA 92630
Attention: John Armstrong, Esq.
E-mail: jarmstrong@horwitzarmstrong.com

If to the Lender:	TCA Global Credit Master Fund, LP
3960 Howard Hughes Parkway, Suite 500
Las Vegas, NV 89169
Attn: Mr. Robert Press
E-mail: bpress@tcaglobalfund.com

With a copy to:	Lucosky Brookman LLP
(which shall not constitute notice)	101 Wood Avenue South, 5th Floor
Woodbridge, NJ 08830
Attn: Seth A. Brookman, Esq.
E-mail: sbrookman@lucbro.com

If to the Transfer Agent:	Issuer Direct Corporation
500 Perimeter Park Drive, Suite D
Morrisville, NC 27560
Attn: Eddie Tobler
E-mail: TA@issuerdirect.com

unless the address is changed by the party by like notice given to the other parties. Notice shall be in writing and shall be deemed received: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address above, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a business day. Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notice, requests or demands or other communications referred to in this Agreement may be sent by facsimile, by e-mail or other method of delivery, but shall be deemed to have been given only when the sending party has confirmed that the receiving party has received such notice.

MANDATORY FORUM SELECTION. Any dispute arising under, relating to, or in connection with the Agreement or related to any matter which is the subject of or incidental to the Agreement (whether or not such claim is based upon breach of contract or tort) shall be subject to the exclusive jurisdiction and venue of the state and/or federal courts located in Broward County, Florida.  This provision is intended to be a “mandatory” forum selection clause and governed by and interpreted consistent with Florida law.

Governing Law. Except for the Mandatory Forum Selection clause described above, this Agreement shall be governed by and construed in accordance with the substantive laws of the State of Nevada without reference to conflict of laws principles

Severability. If any term, provision or condition, or any part thereof, of this Agreement shall for any reason be found or held invalid or unenforceable by any court or governmental authority of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision or condition, and this Agreement shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

Headings. The headings and sub-headings contained in the titling of this Agreement are intended to be used for convenience only and shall not be used or deemed to limit or diminish any of the provisions hereof.

Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

Prevailing Party. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover from the non-prevailing party, reasonable attorneys’ fees, court costs and all expenses, even if not taxable as court costs (including, without limitation, all such fees, costs and expenses incident to appeals), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

COMPANY:

GROWLIFE, INC.

By:
Name: Marco Hegyi
Title: President

LENDER:

TCA GLOBAL CREDIT MASTER FUND, LP

By:	TCA Global Credit Fund GP, Ltd.,
its general partner

By:
Name: Robert Press
Title: Director

TRANSFER AGENT:

ISSUER DIRECT CORPORATION

By:
Name:
Title:

4834-7304-4772, v. 1-8385-4103, v. 1-3649-7943, v. 1

EXHIBIT H

FORM OF SUBORDINATION AGREEMENT

[See Exhibit 10.7 attached hereto]

EXHIBIT I

FORM OF USE OF PROCEEDS CONFIRMATION

SCHEDULE 6.1

SUBSIDIARIES

GrowLife, Inc.: Active in DE, WA. Inactive in CA.

The following are wholly owned subsidiaries of the Company:

Business Bloom, Inc.: Registered but inactive in CA and active in CO.

Evergreen Garden Centers LLC: Registered in DE and active in DE, ME.

Growlife Hydroponics, Inc.: Registered in DE and active in CA, DE, ME, CO and NH

Rocky Mountain Hydroponics: Active in CO.

SG Technologies Corp.: Registered in NV and inactive in CA, NV.

Soja, Inc.: Registered and active in CA.

Phototron Inc.: Registered but inactive in CA

GrowLife Productions Inc.: Registered in and inactive in CA.

The Company is currently in the process of deactivating SG Technologies Corp., Soja, Inc., Business Bloom, Inc., Phototron, Inc., and GrowLife Productions, Inc. and GrowLife Inc. in CA.

SCHEDULE 6.2

ORGANIZATION

The Company is currently in the process of deactivating SG Technologies Corp., Soja, Inc., Business Bloom, Inc. and GrowLife Productions, Inc. and GrowLife Inc. in CA which are currently in default in their respective jurisdictions.

In the last five (5) years, the Company has conducted business under other names as follows:

CATALYST LIGHTING GROUP INC (2003-09-09 through 2011-02-17)
PHOTOTRON HOLDINGS, INC. (2011-02-18 through 2012-08-08)

SCHEDULE 6.4

CAPITALIZATION

(a)	The Company has reserved for issuance under its 2014 Stock Incentive Plan 35,000,000 shares of common stock, of which options to purchase 40,720,000 shares have been granted or issued. The Company has approved grants for 13,197,374 excess of the 35,000,000 shares authorized by the Company’s Board of Directors. The 2014 Stock Incentive Plans requires approval at the Company’s next annual shareholder meeting.

(b)	The number of shares of capital stock issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company is as follows:

(i)	A warrant issued to CANX USA LLC for 140,000,000 shares of common stock with an exercise price of $0.033 per share;

(ii)	A warrant issued to CANX USA LLC for 100,000,000 shares of common stock with an exercise price of $0.033 per share;

(iii)	A warrant issued to CANX USA LLC for 300,000,000 shares of common stock with an exercise price of $0.033 per share;

(iv)	A warrant issued to Marco Hegyi LLC for 25,000,000 shares of common stock with an exercise price of $0.08 per share;

(e)	The Company entered into the following Convertible Debentures as of March 31, 2015:

(f)	Settlement of Class Action Lawsuits

The Company is obligated to issue $2 million in common stock related to the settlement of 2014 action lawsuits alleging violations of federal securities laws were filed against the Company in United States District Court, Central District of California. In addition, the Company has issued 7,772,725 shares to Horwitz + Armstrong LLP in settlement of the Company’s legal expenses incurred in defending these lawsuits.

SCHEDULE 6.5

NO CONFLICTS, CONSENTS, AND APPROVAL

As discussed in 6.4 above, the Company needs to obtain inter-creditor agreements from Logic Works LLC and subordination agreements from AJ Gentile and Jordan Scott

SCHEDULE 6.7

FINANCIAL STATEMENTS

The Company provided a Form 10-Q as of September 30, 2014 and for the nine months ended September 30, 2014. The Company has also provided preliminary financial statements (before audit) as of December 31, 2014 and a pro-forma balance sheet as of March 31, 2015 and a pro-forma income statement for the three months ended March 31, 2014. The Company is currently closing the records for December 31, 2014 and March 31, 2015.

SCHEDULE 6.8

PUBLIC DOCUMENTS

The Company is not current in its reporting with the SEC and is not currently traded on the OTC Markets. Specifically, the Company has not filed its Form 10-K for the fiscal year-ended December 31, 2014 or its Form 10-Q for the quarter-ended March 31, 2015.

The Company is currently closing the records for December 31, 2014 and March 31, 2015 and expects to file the Company’s Form 10-K for December 31, 2014 and Form 10-Q for March 31, 2015 after closing.

SCHEDULE 6.9

ABSENCE OF CERTAIN CHANGES

Shortly after the SEC suspended trading of our securities on April 10, 2014, some of the Company’s primary suppliers rescinded our credit terms and required us to pay cash for its product purchases and pay down our outstanding balance with these suppliers.

The Company will need to obtain additional financing in the future. There can be no assurance that we will be able to secure funding, or that if such funding is available, the terms or conditions would be acceptable to us. If the Company was unable to obtain additional financing, it may need to restructure its operations, divest all or a portion of our business or file bankruptcy.

SCHEDULE 6.10

ABSENCE OF LITIGATION OR ADVERSE MATTERS

The Company will need to obtain additional financing in the future. There can be no assurance that we will be able to secure funding, or that if such funding is available, the terms or conditions would be acceptable to us. If the Company was unable to obtain additional financing, it may need to restructure its operations, divest all or a portion of our business or file bankruptcy. The funding requires funds for accounts payable, tax liabilities (IRS and EDD $44,000 and sales tax of $175,000 less June 2015 projected payments) and the class action settlement (AmTrust $82,000 and Horwitz and Armstrong LLP $20,000), and other potential legal actions, including PR Newswire, Avon and Boulder leases, etc.

Update on Status of Legal Proceedings

Beginning on April 18, 2014, three class action lawsuits alleging violations of federal securities laws were filed against the Company in United States District Court, Central District of California (the “Court”). At a hearing held on July 21, 2014, the three class action lawsuits were consolidated into one case with Lawrence Rosen as the lead plaintiff (the “Consolidated Class Action,” styled Romero et al. vs. GrowLife et al.). On May 15, 2014 and August 4, 2014, respectively two shareholder derivative lawsuits were filed against the Company with the Court (the “Derivative Actions”). On October 20, 2014, AmTrust North America, the Company’s insurer filed a lawsuit contesting insurance coverage on the above legal proceedings. The AmTrust case was filed, and recently served on the Company. The Company has made a general appearance in this action. On January 20, 2015, the Court ordered all of the above actions stayed pending completion of mediation of the dispute. The stay of the insurance coverage litigation ends June 2, 2015.

The federal district court in the consolidated securities class action matters issued an order granting preliminary approval of the proposed class action settlement, and will hold a hearing July 6, 2015 at 11:00am PST as to whether to grant final approval. GrowLife is presently unaware of any objections to the proposed settlement. Additionally, at the same date and time, the federal district court will hear whether to grant the related derivative class action counsel’s motion for approval of the derivative class action settlement. GrowLife is presently unaware of any objections to the derivative class action settlement.

SCHEDULE 6.11

LIABILITIES AND INDEBTEDNESS OF THE COMPANY

The funding requires funds for accounts payable, tax liabilities and the class action settlement, and other potential legal actions, including PR Newswire, Avon and Boulder leases, etc.

SCHEDULE 6.12

TITLE TO ASSETS

SCHEDULE 6.13

REAL PROPERTY

The Company has the following leased properties as of July 9, 2015.

The Company has terminated the Woodland Hills, CA lease as of June 1, 2015 and is default under the Vail, Boulder and other leases.

SCHEDULE 6.15

COMPLIANCE WITH LAWS

SEC Investigation & Related Matters

To the knowledge of the Company and its officers, the SEC commenced an investigation of related to manipulative transactions in GrowLife’s stock. The Company did not receive notice from the SEC that it was being formally investigated. The investigation has resulted in the following:

On April 10, 2014, In the Matter of GrowLife, Inc. (File No. 500-1), the SEC ordered the suspension of trading in the securities of GrowLife pursuant to Section 12(k) of the Securities Exchange Act of 1934 “because of concerns regarding the accuracy and adequacy of information in the marketplace and potentially manipulative transactions in GrowLife’s common stock.” GrowLife’s stock was suspended from trading from 9:30 a.m. EDT on April 10, 2014, through 11:59 p.m. EDT on April 24, 2014. Due to the trading suspension, GrowLife was delisted from the OTCQB marketplace. See the Order of Suspension of Trading here: https://www.sec.gov/litigation/suspensions/2014/34-71924-o.pdf

On August 5, 2014, in SEC v. Galas, et al. (Case No. 3:14-cv-05621-RBL), the SEC instituted an action in the United States District Court for the Western District of Washington against four promoters unaffiliated with GrowLife related to manipulative transactions in GrowLife’s stock. The Amended Complaint can be found here: http://www.sec.gov/litigation/complaints/2014/comp-pr2014-159.pdf and the press release on the investigation and filing of the complaint can be found here: http://www.sec.gov/News/PressRelease/Detail/PressRelease/1370542594818.

SCHEDULE 6.19

TAX MATTERS

The Company requires funds for tax liabilities.

The Company filed its 2010-2012 state tax returns for certain subsidiaries and all 2013 Federal and state returns during 2014. The Company is required to file its December 31, 2014 tax returns by September 15, 2015.

SCHEDULE 6.22

BANK ACCOUNTS; BUSINESS LOCATIONS

Business Location(s):

500 Union Street

Suite 810

Seattle, WA 98101